================================================================================

                                  $115,000,000

                                CREDIT AGREEMENT

                                      among

                            HARVARD INDUSTRIES, INC.,
                              DOEHLER-JARVIS, INC.,
                       HARVARD TRANSPORTATION CORPORATION,
                        DOEHLER-JARVIS GREENEVILLE, INC.,
                       POTTSTOWN PRECISION CASTING, INC.,
                       DOEHLER-JARVIS TECHNOLOGIES, INC.,
                          DOEHLER-JARVIS TOLEDO, INC.,
                            HARMAN AUTOMOTIVE, INC.,
                          HAYES-ALBION CORPORATION, and
                         THE KINGSTON-WARREN CORPORATION
                                  as Borrowers,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                              LEHMAN BROTHERS INC.,
                                  as Arranger,

                          LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agent,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Administrative Agent

                          Dated as of November 24, 1998

================================================================================

                                TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS..............................................................................2
                    1.1  Defined Terms...............................................................2
                    1.2  Other Definitional Provisions..............................................31

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.........................................................32
                    2.1  Term Loan Commitments......................................................32
                    2.2  Procedure for Term Loan Borrowing..........................................32
                    2.3  Repayment of Term Loans....................................................32
                    2.4  Revolving Credit Commitments...............................................33
                    2.5  Procedure for Revolving Credit Borrowing...................................34
                    2.6  Swing Line Commitment......................................................35
                    2.7  Procedure for Swing Line Borrowing; Refunding of Swing Line Loans..........35
                    2.8  Repayment of Loans; Evidence of Debt.......................................37
                    2.9  Commitment Fees, etc. .....................................................38
                    2.10  Termination or Reduction of Revolving Credit Commitments..................39
                    2.11  Optional Prepayments......................................................39
                    2.12  Mandatory Prepayments and Commitment Reductions...........................40
                    2.13  Conversion and Continuation Options.......................................42
                    2.14  Minimum Amounts and Maximum Number of Eurodollar Tranches.................42
                    2.15  Interest Rates and Payment Dates..........................................43
                    2.16  Computation of Interest and Fees..........................................43
                    2.17  Inability to Determine Interest Rate......................................44
                    2.18  Pro Rata Treatment and Payments...........................................44
                    2.19  Requirements of Law.......................................................46
                    2.20  Taxes.....................................................................48
                    2.21  Indemnity.................................................................49
                    2.22  Illegality................................................................50
                    2.23  Change of Lending Office..................................................50
                    2.24  Reliance on Notices; Appointment of the Borrower Representative...........50

SECTION 3.  LETTERS OF CREDIT.......................................................................51
                    3.1  Issuance...................................................................51
                    3.2  Loans Automatic; Participations............................................52
                    3.3  Cash Collateral............................................................53
                    3.4  Fees and Expenses..........................................................54
                    3.5  Request for Issuance of Letters of Credit..................................54
                    3.6  Obligation Absolute........................................................54
                    3.7  Indemnification; Nature of Lenders' Duties.................................55

SECTION 4.  REPRESENTATIONS AND WARRANTIES..........................................................56
                    4.1  Financial Condition........................................................56
                    4.2  No Change..................................................................57
                    4.3  Corporate Existence; Compliance with Law...................................57
                    4.4  Corporate Power; Authorization; Enforceable Obligations....................57
                    4.5  No Legal Bar...............................................................58
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                    4.6  No Material Litigation.....................................................58
                    4.7  No Default.................................................................58
                    4.8  Ownership of Property; Liens...............................................58
                    4.9  Intellectual Property......................................................59
                    4.10  Taxes.....................................................................59
                    4.11  Federal Regulations.......................................................59
                    4.12  Labor Matters.............................................................59
                    4.13  ERISA.....................................................................60
                    4.14  Investment Company Act; Other Regulations.................................60
                    4.15  Subsidiaries..............................................................60
                    4.16  Use of Proceeds...........................................................61
                    4.17  Environmental Matters.....................................................61
                    4.18  Accuracy of Information, etc..............................................62
                    4.19  Security Documents........................................................62
                    4.20  Solvency..................................................................63
                    4.21  Regulation H..............................................................63
                    4.22  Year 2000 Matters.........................................................63
                    4.23  Deposit and Disbursement Accounts.........................................63
                    4.24  Government Contracts......................................................63
                    4.25  Customer and Trade Relations..............................................64
                    4.26  Agreements and Other Documents............................................64

SECTION 5.  CONDITIONS PRECEDENT....................................................................64
                    5.1  Conditions to Initial Extension of Credit..................................64
                    5.2  Conditions to Each Extension of Credit.....................................68

SECTION 6.  AFFIRMATIVE COVENANTS...................................................................69
                    6.1  Financial Statements.......................................................69
                    6.2  Certificates; Other Information............................................70
                    6.3  Collateral Reports.........................................................71
                    6.4  Payment of Obligations.....................................................73
                    6.5  Conduct of Business and Maintenance of Existence, etc......................73
                    6.6  Maintenance of Property; Insurance.........................................73
                    6.7  Inspection of Property; Books and Records; Discussions.....................74
                    6.8  Notices....................................................................75
                    6.9  Environmental Laws.........................................................75
                    6.10  Interest Rate Protection..................................................76
                    6.11  Additional Collateral, etc................................................76
                    6.12  Further Assurances........................................................77
                    6.13  Cash Management Systems...................................................78
                    6.14  Supplemental Disclosure...................................................80
                    6.15  Intellectual Property.....................................................80
                    6.16  Landlords' Agreements, Mortgagee Agreements and Bailee Letters............80
                    6.17  Further Assurances........................................................81
                    6.18  Year 2000 Matters.........................................................81

SECTION 7.  NEGATIVE COVENANTS......................................................................81
                    7.1  Financial Condition Covenants..............................................81
                    7.2  Limitation on Indebtedness.................................................83
                    7.3  Limitation on Liens........................................................84

                                       ii

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                    7.4  Limitation on Fundamental Changes..........................................85
                    7.5  Limitation on Disposition of Property......................................86
                    7.6  Limitation on Restricted Payments..........................................86
                    7.7  Limitation on Capital Expenditures.........................................87
                    7.8  Limitation on Investments..................................................87
                    7.9  Limitation on Modifications of Debt Instruments, etc. .....................88
                    7.10  Limitation on Transactions with Affiliates................................89
                    7.11  Limitation on Sales and Leasebacks........................................89
                    7.12  Limitation on Changes in Fiscal Periods...................................89
                    7.13  Limitation on Negative Pledge Clauses.....................................89
                    7.14  Limitation on Restrictions on Subsidiary Distributions....................89
                    7.15  Limitation on Lines of Business...........................................90
                    7.16  Materials of Environmental Concern........................................90
                    7.17  Change of Corporate Name or Location......................................90
                    7.18  No Speculative Transactions...............................................90
                    7.19  Reorganization Payments...................................................90

SECTION 8.  EVENTS OF DEFAULT.......................................................................91

SECTION 9.  THE AGENTS..............................................................................94
                    9.1  Appointment................................................................94
                    9.2  Delegation of Duties.......................................................94
                    9.3  Exculpatory Provisions.....................................................94
                    9.4  Reliance by Agents.........................................................94
                    9.5  Notice of Default..........................................................95
                    9.6  Non-Reliance on Agents and Other Lenders...................................95
                    9.7  Indemnification............................................................96
                    9.8  Agent in Its Individual Capacity...........................................96
                    9.9  Successor Agents...........................................................96
                    9.10  Authorization to Release Liens............................................97
                    9.11  The Arranger..............................................................97
                    9.12  Dissemination of Information..............................................97

SECTION 10.  MISCELLANEOUS..........................................................................98
                    10.1  Amendments and Waivers....................................................98
                    10.2  Notices...................................................................99
                    10.3  No Waiver; Cumulative Remedies...........................................100
                    10.4  Survival of Representations and Warranties...............................100
                    10.5  Payment of Expenses......................................................101
                    10.6  Successors and Assigns; Participations and Assignments...................101
                    10.7  Adjustments; Set-off.....................................................104
                    10.8  Counterparts.............................................................105
                    10.9  Severability.............................................................105
                    10.10  Integration.............................................................105
                    10.11  GOVERNING LAW...........................................................105
                    10.12  Submission To Jurisdiction; Waivers.....................................105
                    10.13  Acknowledgments.........................................................106
                    10.14  Confidentiality.........................................................106
                    10.15  Release of Collateral Security..........................................107
                    10.16  Accounting Changes......................................................107
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                                       iii

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                    10.17 Delivery of Lender Addenda...............................................107
                    10.18  Reinstatement...........................................................107
                    10.19  No Strict Construction..................................................108
                    10.20  WAIVERS OF JURY TRIAL...................................................108
                    10.21  Maximum Liability.......................................................108
                    10.22  Right of Contribution...................................................109

ANNEX:

A        Closing Checklist

SCHEDULES:

1.1A      Location of Eligible Inventory
1.1B      Mortgaged Property
4.1       Disposition of Assets
4.2       Changes
4.3       Federal Employee ID Numbers
4.4       Consents, Authorizations, Filings and Notices
4.6       Material Litigations
4.10      Taxable Years for which Returns are Being Audited
4.12      Agreements
4.13      Reportable Events and Plans
4.15      Subsidiaries
4.19(a)   UCC Filing Jurisdictions
4.19(b)   Mortgage Filing Jurisdictions
4.21      Flood Hazard Properties
4.23      Bank Accounts
4.24      Government Contracts
4.26      Contracts, Leases and Other Documents
4.27      Disposition of Assets
5.1(i)    Reorganization Payments
6.5       Corporate and Trade Names
6.6       Insurance Policies
6.13      Relationship and Concentration Account Banks
7.2(d)    Existing Indebtedness
7.3(f)    Existing Liens
7.10      Transactions with Affiliates

EXHIBITS:

A        Form of Collateral Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Mortgage
E        Form of Assignment and Acceptance
F-1      Form of Legal Opinion of Willkie Farr & Gallagher
F-2      Form of Legal Opinion of Local Counsel
G-1      Form of Term Note
G-2      Form of Revolving Credit Note
G-3      Form of Swing Line Note
H        Form of Exemption Certificate
I        Form of Lender Addendum
J        Form of Borrowing Base Certificate
K        Form of Notice of Conversion/Continuation
L        Form of Collateral Report

                  CREDIT AGREEMENT, dated as of November 24, 1998, among HARVARD INDUSTRIES, INC., a Delaware corporation (successor by merger to Harvard Merger Corp., a Delaware corporation, and Harvard Industries, Inc., a Florida corporation) ("Harvard" or the "Borrower Representative"), DOEHLER-JARVIS, INC., a Delaware corporation, HARVARD TRANSPORTATION CORPORATION, a Michigan corporation, DOEHLER-JARVIS GREENEVILLE, INC., a Delaware corporation, POTTSTOWN PRECISION CASTING, INC., a Delaware corporation, DOEHLER-JARVIS TECHNOLOGIES, INC., a Delaware corporation, DOEHLER-JARVIS TOLEDO INC., a Delaware corporation, HARMAN AUTOMOTIVE, INC., a Michigan corporation, HAYES-ALBION CORPORATION, a Michigan corporation, THE KINGSTON-WARREN CORPORATION, a New Hampshire corporation (together with the Borrower Representative, jointly and severally, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor and arranger (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, on May 8, 1997 (the "Petition Date"), the Borrowers (collectively, the "Debtors") filed voluntary petitions under Section 301 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") initiating their chapter 11 cases (the "Cases");

                  WHEREAS, the Debtors' plan of reorganization dated August 19, 1998 (the "Plan of Reorganization") has been confirmed pursuant to Section 1129 of the Bankruptcy Code;

                  WHEREAS, the Borrowers have requested that the Lenders make available term loans, revolving credit and letter of credit facilities in an aggregate principal amount not to exceed $115,000,000 and the proceeds of which will be used (a) to refinance, in part, indebtedness and other obligations of the Borrowers under the Borrowers' existing $175,000,000 senior secured debtor-in-possession credit facility, (b) to refinance, in part, indebtedness and other obligations of the Borrowers under the Borrowers' existing $25,000,000 junior secured debtor-in-possession credit facility (together with the $175,000,000 facility, the "DIP Credit Facilities"), (c) to pay certain fees and expenses in connection with the Plan of Reorganization as confirmed by the Bankruptcy Court, (d) to finance the working capital needs of the Borrowers in the ordinary course of business and (e) for general corporate purposes; and

                  WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "Accounts": as to any Person, all rights to receive payment for goods sold or leased by such Person or for services rendered in the ordinary course of business of such Person to the extent not evidenced by an instrument or chattel paper, including any rights in, to and under all purchase orders or receipts now owned or hereafter acquired for goods and services, and all collateral security and guarantees with respect to any of the foregoing.

                  "Administrative Agent":  as defined in the Preamble.

                  "Advance Rate": (i) with respect to Eligible Accounts, up to 85%, (ii) with respect to Eligible Inventory, valued on a first-in, first-out basis (at the lower of cost or market), (a) in the case of raw materials and finished goods Inventory, up to 60%, (b) in the case of work-in-process Inventory, up to 25%, and (c) in the case of Eligible Tooling Inventory, up to 33%.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided, that the term "Affiliate" shall specifically exclude the Agents and each Lender.

                  "Agents": the collective reference to the Syndication Agent and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of
         (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage" with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                                       Base Rate   Eurodollar
                                                         Loans        Loans
                                                       ---------   ----------
                  Revolving Credit Loans and
                    Swing Line Loans                     2.125%       3.375%
                  Term Loans                             2.250%       3.500%

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Appraisal": the appraisal prepared by Norman Levy Associates, Inc., dated April 29, 1998, performed at the request of The CIT Group/Business Credit, Inc.

                  "Arranger":  as defined in the Preamble.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (b), (c), (d), (e), (f) or (g) of Section 7.5) which yields gross proceeds to the Borrowers or any of their Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $150,000 for any such Disposition and in excess of $1,000,000 per annum for all such Dispositions during any fiscal year.

                  "Assignee":  as defined in Section 10.6(c).

                  "Assignor":  as defined in Section 10.6(c).

                  "Availability": the difference between (a) the lesser of (i) the Total Revolving Credit Commitments, less Reserves, and (ii) the Borrowing Base, minus (b) the aggregate Revolving Extensions of Credit for all Lenders.

                  "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
         (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding (after giving pro forma effect to repayment of any Swing Line Loan to be refunded with the proceeds of any Revolving Credit Loan); provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. ss.ss.101 et seq.

                  "Bankruptcy Court":  as defined in the Recitals.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three- Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "Benefitted Lender":  as defined in Section 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower Accounts": as defined in Section 6.13.

                  "Borrower Representative":  as defined in the Preamble.

                  "Borrowers":  as defined in the Preamble.

                  "Borrowing Base": on any date of determination, the sum (without duplication) of (i) the product of (A) the aggregate outstanding Eligible Accounts of the Borrowers on such date and (B) the applicable Advance Rate, plus (ii) the product of (x) the aggregate Eligible Inventory of the Borrowers and their Subsidiaries on such date, and (y) the applicable Advance Rate, minus (iii) any Reserves established by the Administrative Agent at such time; provided, that for purposes of any calculation of the Borrowing Base, the amount of aggregate Revolving Extensions of Credit of all Lenders based upon Eligible Inventory which constitutes Eligible Tooling Inventory shall in no event exceed $2,000,000, and the aggregate Revolving Extensions of Credit of all Lenders based upon all Eligible Inventory shall in no event exceed $20,000,000. The Borrowing Base shall be determined by the Administrative Agent in its reasonable judgment by reference to the most recent Borrowing Base Certificate as may be adjusted by the Collateral Reports delivered to the Administrative Agent; provided that the Administrative Agent shall be entitled to rely upon the information set forth therein and shall be under no obligation to inquire as to the accuracy thereof. The Administrative Agent shall determine the Borrowing Base in effect with respect to the period covered by such Collateral Reports and the Borrowing Base so determined shall remain in effect until the next determination thereof pursuant to this sentence.

                  "Borrowing Base Certificate": a borrowing base certificate substantially in the form of Exhibit J.

                  "Borrowing Date": any Business Day specified by the Borrower Representative as a date on which the Borrower Representative requests the relevant Lenders to make Loans hereunder.

                  "Business Day": (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cases":  as defined in the Recitals.

                  "Cash Collateral Account":  as defined in Section 3.3.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of nine months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause
         (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "C/D Assessment Rate": for any day as applied to any Base Rate Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any Base Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Closing Checklist": the checklist, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex A.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all Property of the Borrowers, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Collateral Agreement": the Collateral Agreement to be executed and delivered by each Borrower, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Collateral Report": a collateral report substantially in the form of Exhibit L.

                  "Collection Account": that certain account of the Administrative Agent, account number 502-328-54 in the name of the Administrative Agent at Bankers Trust Company in New York, New York, or such other account as the Administrative Agent shall specify.

                  "Commitment": as to any Lender, the sum of the Term Loan Commitment, and the Revolving Credit Commitment of such Lender.

                  "Commitment Fee Rate":  3/4 of 1% per annum.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes a Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Concentration Account":  as defined in Section 6.13(a).

                  "Concentration Account Bank":  as defined in Section 6.13(a).

                  "Confirmation Order": an order of the Bankruptcy Court confirming the Plan of Reorganization in the Cases.

                  "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrowers and their Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrowers and their Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrowers and their Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period plus the Net Cash Proceeds of Dispositions with respect to the Designated Facilities during such period minus the aggregate amount actually paid by the Borrowers and their Subsidiaries in cash during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and
         (b) scheduled payments made during such period on account of principal of Indebtedness of the Borrowers or any of their Subsidiaries (including scheduled principal payments in respect of the Term Loans).

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total cash and accrued interest expense (including that attributable to Capital Lease Obligations) of the Borrowers and their Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrowers and their Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrowers and their Subsidiaries for any period, the Consolidated EBITDA of any Person acquired by the Borrowers or their Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrowers and their Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of a Borrower or is merged into or consolidated with a Borrower or any of its Subsidiaries,
         (b) the income

         (or deficit) of any Person (other than a Subsidiary of a Borrower) in which a Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of a Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness (excluding all performance Letters of Credit) of the Borrowers and their Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Continuing Directors": any member of the board of directors of the Borrower Representative who (a) was a member of the board on the Closing Date or (b) was nominated for election or elected to the board with the approval of the majority of the Continuing Directors who were members at the time of such nomination or election.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Debtors":  as defined in the Recitals.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Designated Facilities": the assets (real and personal property) as of the Closing Date relating to the Toledo, Tiffin and Harman businesses.

                  "DIP Credit Facilities":  as defined in the Recitals.

                  "Disbursement Account":  as defined in Section 6.13(f).

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof ; the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of a Borrower organized under the laws of the United States of America, any State, territory, possession or the District of Columbia.

                  "Eligible Accounts": as to any Borrower, at a particular date, all Accounts of such Borrower arising in the ordinary course of business, other than:

                           (a) Accounts which are outstanding more than 90 days
                  past the original invoice date except for Accounts in the industrial and aftermarket group which may be outstanding up to 120 days past the original invoice date;

                           (b) Accounts as to which the account debtor
                  thereunder has not been sent an invoice;

                           (c) Accounts which are owed by an obligor which is an
                  Affiliate or employee of such Borrower;

                           (d) Accounts which are pre-petition liabilities owed
                  by an obligor which has taken any of the actions or suffered any of the events of the kind described in Section 8(f);

                           (e) Accounts which are owed by an obligor with
                  respect to whom more than 50% of the Accounts of such obligor are more than (i) 90 days past the original invoice date for Accounts which are not created by the industrial and aftermarket group, and (ii) 120 days past the original invoice date for Accounts which are created by the industrial and aftermarket group;

                           (f) Accounts which are owed by account debtors
                  located outside the United States of America other than Canada (excluding Quebec, Newfoundland, Nova Scotia and Prince Edward Island), other than such Accounts in respect of sales which are secured by standby letters of credit or other instruments (in form and substance satisfactory to the Administrative Agent) issued or confirmed by, and payable at, banks satisfactory to the Administrative Agent having a place of business in the United States of America and payable in U.S. Dollars, which letters of credit are assigned and delivered to the Administrative Agent; provided that the Accounts in respect of such sales otherwise comply with all of the other criteria set forth in this definition of Eligible Accounts and represent sales not in excess of $5,000,000 in the aggregate at any one time outstanding;

                           (g) Accounts (i) upon which such Borrower's right to
                  receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the account debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the account debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

                           (h) any Account to the extent that any defense,
                  counterclaim, setoff or dispute is asserted as to such Account;

                           (i) any Account that is not a true and correct
                  statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable account debtor;

                           (j) any Account to the extent such Borrower or any
                  Subsidiary thereof is liable for goods sold or services rendered by the applicable account debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                           (k) any Account that arises with respect to goods
                  which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor is or may be conditional;

                           (l) any Account as to which any of the
                  representations or warranties pertaining to Accounts set forth in this Agreement or the Collateral Agreement is untrue;

                           (m) any Account which is payable in a currency other
                  than Dollars;

                           (n) Accounts which are owed by a Governmental
                  Authority or an Affiliate thereof (unless, with respect to Accounts arising from sales to the United States of America or to any agency, department or division thereof, such Borrower or the relevant Subsidiary thereof has complied with the Federal Assignment of Claims Act with respect thereto);

                           (o) Accounts (i) which are not bona fide, valid and
                  legally enforceable obligations of the parties thereto or the account debtor in respect thereof and which do not arise from the sale and delivery of Inventory or the rendition of services in the ordinary course of business to such parties or account debtors, (ii) as to which either such Borrower or (to the best of such Borrower's knowledge) any other party to such Account is in default or is likely to become in default in the performance or observance of any of the terms thereof in any material respect, (iii) which are not solely owned by such Borrower (subject to the Lien of the Administrative Agent therein), (iv) in which such Borrower (1) has not granted a valid and continuing first lien and first security interest in favor of the Administrative Agent pursuant to the Security Documents and (2) does not have good and marketable title, free and clear of any and all Liens (except inchoate or similar Liens, Liens permitted under Section 7.3, and Liens created under the

                  Security Documents) or rights of others enforceable as such against all other Persons, (v) as to which all action necessary or desirable under applicable law to protect and perfect such lien and security interest has not been duly taken, (vi) as to which any amounts payable under or in connection therewith are evidenced by promissory notes or other instruments except (1) instruments which constitute a part of chattel paper and which have been individually marked to show the Lien granted pursuant to the Security Documents and (2) instruments which have been delivered to the Administrative Agent and (vii) as to which any security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part thereof is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent pursuant to the Security Documents; or

                           (p) Accounts which have been deemed necessary to be
                  excluded in the reasonable judgment of the Administrative Agent exercised in a manner which is customary either in the commercial finance industry or in the lending practices of the Administrative Agent and/or the Lenders.

         Further, in respect of Tooling Accounts, no Tooling Account shall be an Eligible Account to the extent it has not been approved with standard procedures for parts approval.

                  "Eligible Inventory": as to any Borrower, at a particular date, all Inventory of such Borrower, less any reasonable reserves required by the Administrative Agent; provided, that the following shall not constitute Eligible Inventory:

                           (a) Inventory (A) which is not solely owned by such
                  Borrower; or (B) which is not located on property owned or leased by such Borrower or in a contract warehouse or located at an outside contractor, except for such Inventory that is listed on Schedule 1.1A, and, in the case of any such leased property, Inventory located in a contract warehouse or outside contractor, either (x) such Borrower has entered into an agreement in form and substance reasonably satisfactory to the Administrative Agent granting the Administrative Agent and its designated representatives access to such Inventory and waiving the lessor's or contract warehouseman's or outside contractor's Liens, if any, on such Inventory or (y) an amount equal to the rent and fees payable by such Borrower during the period of six months following such date with respect to such leased property or contract warehouse or amounts owing to such outside contractor, as the case may be, shall be deducted from the Eligible Inventory Value (up to the amount of such Eligible Inventory Value) in respect of such Inventory;

                           (b) Inventory as to which such Borrower (x) has not
                  granted a valid and continuing first Lien in favor of the Administrative Agent pursuant to the Security Documents or (y) does not have good and marketable title, free and clear of any and all Liens (other than inchoate warehouseman's or similar Liens, Liens permitted under Section 7.3, and Liens created pursuant to the Security Documents but including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory);

                           (c) Inventory as to which any security agreement,
                  financing statement, equivalent security or lien instrument or continuation statement covering all or any part thereof is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent pursuant to the Security Documents;

                           (d) Inventory which constitutes any supplies
                  consisting of display items or packing or shipping materials, manufacturing supplies or replacement parts (other than raw material), goods present outside of the United States of America, goods returned or rejected by the customers of such Borrower or the relevant Subsidiary (other than goods that are undamaged and resalable in the ordinary course of business), goods to be returned to the suppliers of such Borrower or the relevant Subsidiary or goods in transit to third parties (other than the agents or warehouses of such Borrower and its Subsidiaries);

                           (e) Inventory which is located at any site if the
                  aggregate book value of Inventory at any such location is less than $100,000;

                           (f) Inventory which is placed on consignment or is in
                  transit;

                           (g) Inventory which is covered by a negotiable
                  document of title, unless such document has been delivered to Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of Administrative Agent and Lenders;

                            (h) Inventory which in Administrative Agent's
                  reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

                            (i) Inventory which is not of a type held for sale
                  in the ordinary course of such Borrower's business;

                            (j) Inventory as to which Administrative Agent's
                  Lien, on behalf of the Agents and Lenders, therein is not a first priority perfected Lien;

                            (k) Inventory as to which any of the representations
                  or warranties pertaining to Inventory set forth in this Agreement or the Collateral Agreement is untrue;

                            (l) Inventory which consists of any costs associated
                  with "freight-in" charges;

                           (m) Inventory which consists of Materials of
                  Environmental Concern or goods that can be transported or sold only with licenses that are not readily available;

                           (n) Inventory which is not covered by casualty
                  insurance acceptable to the Administrative Agent;

                           (o) Inventory as to which all action necessary or
                  desirable to protect and perfect the lien and security interest in favor of the Administrative Agent has not been duly taken pursuant to the Security Documents; or

                           (p) Inventory which is otherwise unacceptable to the
                  Administrative Agent in its reasonable credit judgment exercised in a manner which is customary either in the commercial finance industry or in the lending practices of the Administrative Agent and/or the Lenders.

                  "Eligible Tooling Inventory": Inventory consisting of tooling, valued at an amount equal to the costs associated with the production of tooling, not classified as fixed assets, which have not been billed but have an open purchase order for delivery at a future date no later than one (1) year from initial cost.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Liabilities": with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any liabilities arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of Materials of Environmental Concern whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

                  "Equipment": as to any Person, all "equipment," (as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York), now owned or hereafter acquired by such Person, wherever located and, in any event, including all such Person's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "ERISA": the Employee Retirement Income Security Act of 1974 (or any successor legislation), as amended from time to time; and any regulations promulgated thereunder.

                  "ERISA Event": with respect to any Borrower or any Commonly Controlled Entity (a) the withdrawal of any Borrower or Commonly Controlled Entity from a Single Employer Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (b) the complete or partial withdrawal of any Borrower or any Commonly Controlled Entity from any Multiemployer Plan, (c) the filing of a notice of intent to terminate a Single Employer Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Single Employer Plan or Multiemployer Plan by the PBGC, (e) the failure of any Borrower or Commonly Controlled Entity to make when due required contributions to a Multiemployer Plan or Single Employer Plan unless such failure is cured within 30 days,
         (f) any other event or condition which might reasonably be expected to constitute grounds or for the imposition of liability under Section 4069 or 4212(c) of ERISA, (g) the termination of a Multiemployer Plan under Section 4041A of ERISA or the Reorganization or Insolvency of a Multiemployer Plan, (h) the loss of a Qualified Plan's qualification or tax exempt status, or (i) the termination of a Plan described in
         Section 4064 of ERISA.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Reference Lender is offered Dollar deposits in an amount comparable to such Eurodollar Loan at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under a single facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower Representative, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrowers and their Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) the net increase during such fiscal year (if any) in deferred tax liabilities or net decrease during such fiscal year (if any) in deferred tax assets of the Borrowers and their Subsidiaries and (vi) increases in "Other" liabilities (or any like caption) as set forth on

         Harvard's consolidated balance sheet during such fiscal year over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount permitted to be paid up to the maximum carry-over amount from the prior period by the Borrowers and their Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans and other Funded Debt during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrowers and their Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrowers and their Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) an amount equal to the Net Cash Proceeds of the Disposition of Property by the Borrowers and their Subsidiaries during such fiscal year, to the extent such Net Cash Proceeds are included in Consolidated Net Income for such period,
         (viii) the net decrease during such fiscal year (if any) in deferred tax liabilities or net increase during such fiscal year (if any) in deferred tax assets of the Borrowers and their Subsidiaries, (ix) decreases in "Other" liabilities (or any like caption) as set forth on Harvard's consolidated balance sheet during such fiscal year, (x) the aggregate amount of all payments during such fiscal year under the PBGC Agreement (as defined in the Plan of Reorganization) and certain other payments required or contemplated in the Plan of Reorganization, and
         (xi) an amount equal to the aggregate amount actually paid during such fiscal year to pay, redeem or repurchase the Senior Secured Notes.

                  "Excess Cash Flow Application Date": as defined in Section 2.12(e).

                  "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of a Borrower, result in adverse tax consequences to such Borrower or violate applicable law in any material respect.

                  "Facility": each of (a) the Term Loan Commitments and the Term Loans made thereunder (the "Term Loan Facility"), and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

                  "Federal Funds Effective Rate": as determined by the Administrative Agent for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "Foreign Subsidiary": any Subsidiary of a Borrower that is not a Domestic Subsidiary.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Loans.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower Representative and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b).

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and
         (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

                  "Harvard":  as defined in the Preamble.

                  "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrowers providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries which is mandatorily redeemable on or before December 31, 2003.

                  "Indemnified Liabilities":  as defined in Section 10.5.

                  "Indemnitee":  as defined in Section 10.5.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes that are owned, held or used in the businesses of the Borrowers or any of their Subsidiaries, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercreditor Agreement": the Intercreditor Agreement among
         (i) Norwest Bank Minnesota, N.A., as Trustee, (ii) the Administrative Agent and (iii) the Borrower Representative, dated as of November 24, 1998.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the first day of each month to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line
         Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower Representative in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower Representative by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                               (i) if any Interest Period would otherwise end on
                  a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest

                  Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                              (ii) any Interest Period that would otherwise
                  extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loan, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable;

                             (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                              (iv) the Borrower Representative shall select
                  Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Inventory": as to any Person, any "inventory" (as such term is defined in Section 9-109(4) of the Uniform Commercial Code as in effect on the date hereof in the State of New York) now or hereafter owned by such Person.

                  "Investments":  as defined in Section 7.8.

                  "Issuing Lender":  as defined in Section 3.1.

                  "L/C Commitment":  $20,000,000.

                  "L/C Fee Payment Date": the last day of each month and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit, (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to
         Section 3.6, and (c) all other outstanding obligations incurred by the Agents and the Lenders at the request of the Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guarantee by the Administrative Agent or purchase of a participation with respect to any Letter of Credit.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

                  "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit I, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

                  "Lenders":  as defined in the Preamble.

                  "Letter of Credit Fee":  as defined in Section 3.4.

                  "Letters of Credit":  as defined in Section 3.1.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, easement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Account":  as defined in Section 2.8(f).

                  "Loan Documents": this Agreement, the Security Documents, the Applications, the Notes, all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, the Agents and/or the Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Borrower, or any employee of any Borrower, and delivered to the Agents or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such agreement as the same may be in effect at any and all times such reference becomes operative.

                  "Lock Boxes":  as defined in Section 6.13(a).

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

                  "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other

         Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder, (c) the Borrowers' ability to pay any of the Loans or any of the other Obligations in accordance with the terms of this Agreement, or (d) the Collateral or the Administrative Agent's Liens, on behalf of the Agents and Lenders, on the Collateral or the priority of such Liens.

                  "Material Environmental Amount": an amount or amounts payable by the Borrowers and/or any of their Subsidiaries, in the aggregate in excess of $1,000,000 for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea- formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Mortgaged Properties": the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages": each of the mortgages and deeds of trust made by any Borrower in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes":  as defined in Section 2.20(a).

                  "Non-Funding Lender":  as defined in Section 2.5(b).

                  "Non-U.S. Lender":  as defined in Section 2.20(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Notice of Conversion/Continuation": a notice in the form set forth in Exhibit K.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Agents or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant":  as defined in Section 10.6(b).

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower Representative and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Permitted Joint Venture": each of (a) KS-Doehler-Jarvis GmbH, a German joint venture formed by Doehler-Jarvis, Inc. and KS Aluminum Technologie AG and (b) Hutchinson/Kingston-Warren LLC, a Delaware limited liability company formed by The Kingston-Warren Corporation and Hutchinson SA.

                  "Petition Date":  as defined in the Recitals.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plan of Reorganization":  as defined in the Recitals.

                  "Pro Forma Balance Sheet":  as defined in Section 4.1(a).

                  "Projections":  as defined in Section 6.2(c).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Qualified Plan": a Plan which is intended to be tax-qualified under Section 401(a) of the Code.

                  "Recovery Event": any settlement of or payment in respect of any property insurance claim or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrowers or any of their Subsidiaries.

                  "Reference Lender":  Bankers Trust Company.

                  "Refunded Swing Line Loans":  as defined in Section 2.7(b).

                  "Refunding Date":  as defined in Section 2.7(c).

                  "Register":  as defined in Section 10.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrowers to reimburse the Issuing Lender for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrowers or any of their Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(c) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Recovery Event in respect of which the Borrower Representative has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that a Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Recovery Event to acquire assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in a Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which a Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in such Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Relationship Bank":  as defined in Section 6.13(a).

                  "Release": any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Materials of Environmental Concern in the indoor or outdoor environment, including the movement of Materials of Environmental Concern through or in the air, soil, surface water, ground water or property.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reorganization Payments": fees, expenses and other payments of the Borrowers of the types set forth on Schedule 5.1(i).

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Required Prepayment Lenders": the Majority Facility Lenders in respect of a Facility.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Reserves": reserves established by the Administrative Agent, from time to time, in the exercise of the Administrative Agent's reasonable credit judgment. Without limiting the generality of the foregoing, Reserves may be established to insure the payment of rent, charges to processors, to ensure the payment of accrued interest expenses on Indebtedness and, if Availability is less than $15,000,000, Obligations under Hedge Agreements.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower Representative, but in any event, with respect to financial matters, the chief financial officer of the Borrower Representative.

                  "Restricted Payments":  as defined in Section 7.6.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $65,000,000.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which is the holder of Revolving Credit Loans.

                  "Revolving Credit Loans":  as defined in Section 2.4(a).

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                  "Revolving Credit Termination Date":  November 24, 2001.

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "Security Documents": the collective reference to the Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Borrower under any Loan Document.

                  "Senior Secured Notes": the 14 1/2% Senior Secured Notes due 2003 of Harvard, in the initial aggregate principal amount of $25,000,000, together with any Senior Secured Notes that may be issued in lieu of cash payment of interest, as the same may be renewed, restated or replaced.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of a Borrower.

                  "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

                  "Swing Line Lender": General Electric Capital Corporation, in its capacity as the lender of Swing Line Loans.

                  "Swing Line Loans":  as defined in Section 2.6(a).

                  "Swing Line Participation Amount": as defined in Section
         2.7(c).

                  "Syndication Agent":  as defined in the Preamble.

                  "Term Loan":  as defined in Section 2.1.

                  "Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Term Loan Commitments is $50,000,000.

                  "Term Loan Lender": each Lender which has a Term Loan Commitment or which is the holder of a Term Loan.

                  "Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

                  "Tooling Accounts": any Account arising from the obligation of an account debtor to reimburse a Borrower for the costs to such Borrower of manufacturing tooling to be used by such Borrower to manufacture Inventory to be sold to that account debtor.

                  "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

                  "Transferee":  as defined in Section 10.15.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Loan Commitments. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a term loan (a "Term Loan") to the Borrowers on the Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower Representative and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

                  2.2 Procedure for Term Loan Borrowing. The Borrower Representative shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit to the account of the Borrower Representative on the books of the Funding Office the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in like funds as received by the Administrative Agent.

                  2.3 Repayment of Term Loans. The Term Loan of each Term Loan Lender shall mature in 16 consecutive quarterly installments, commencing on December 31, 1998, each of which shall be in an amount equal to such Lender's Term Loan Percentage multiplied by the amount set forth below opposite such installment:

              Installment                           Principal Amount
              -----------                           ----------------
December 31, 1998                                      $ 250,000
March 31, 1999                                           250,000
June 30, 1999                                            250,000
September 30, 1999                                       250,000
December 31, 1999                                        250,000
March 31, 2000                                           250,000
June 30, 2000                                            250,000
September 30, 2000                                       250,000
December 31, 2000                                        250,000
March 31, 2001                                           250,000

June 30, 2001                                            250,000
September 30, 2001                                       250,000
December 31, 2001                                        250,000
March 31, 2002                                           250,000
June 30, 2002                                            250,000
September 30, 2002                                    46,250,000

                  2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and
(ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the lesser of (A) the amount of such Lender's Revolving Credit Commitment and (B) such Lender's Revolving Credit Percentage of the Borrowing Base then in effect. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, repaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower Representative and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  (b) The Borrowers shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                  (c) Based on the most recent Borrowing Base Certificate delivered by the Borrowers to the Administrative Agent and on other information available to the Administrative Agent, the Administrative Agent shall in its reasonable credit judgment determine which Accounts of the Borrowers shall be "Eligible Accounts" for purposes of this Agreement and which Inventory of the Borrowers shall be "Eligible Inventory" for purposes of this Agreement. In determining whether a particular Account of any Borrower constitutes an Eligible Account, the Administrative Agent shall not include any such Account to which any of the exclusionary criteria set forth in the definition of Eligible Accounts applies. In determining whether any particular Inventory of any Borrower constitutes Eligible Inventory, the Administrative Agent shall not include any such Inventory to which any of the exclusionary criteria set forth in the definition of Eligible Inventory applies. The Administrative Agent reserves the right, at any time and from time to time after the Closing Date upon ten (10) Business Days' prior written notice to the Borrower Representative, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts and Eligible Inventory, in its reasonable credit judgment and which is customary either in the commercial finance industry or in the lending practices of the Administrative Agent and/or the Lenders, subject to the approval of the

Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available.

                  2.5 Procedure for Revolving Credit Borrowing. (a) The Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower Representative shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrowers, borrowings under the Revolving Credit Commitments which are Base Rate Loans in other amounts pursuant to Section 2.7. Upon receipt of any such written notice from the Borrower Representative, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrowers at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower Representative in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent crediting the account of the Borrower Representative on the books of the Funding Office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                  (b) To the extent that any Lender (a "Non-Funding Lender") has failed to fund all payments and Loans required to be made by it or failed to fund all payments and Loans required to be made by it or failed to fund the purchase of all participations required to be purchased by it, the Administrative Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's pro rata share of all payments received from the Borrowers. The failure of any Non-Funding Lender to make any Revolving Credit Loan or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Revolving Credit Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Loan or purchase such participation on such date, but neither any Other Lender nor the Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make a Loan or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Credit Lender" (or be included in the calculation of "Majority Facility Lender", "Majority Revolving Credit

Facility Lender", or "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

                  2.6 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrowers under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrowers; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrowers shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero or the aggregate Revolving Extensions of Credit then outstanding would exceed the Borrowing Base. During the Revolving Credit Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

                  (b) The Borrowers shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

                  2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) Whenever the Borrower Representative desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 12:00 Noon, New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and
(ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Not later than 2:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrowers on such Borrowing Date not later than 3:00 P.M. by depositing such proceeds in the account of the Borrower Representative (or such other Borrower as the Borrower Representative shall direct) on the books of the Funding Office with the Administrative Agent on such Borrowing Date in immediately available funds.

                  (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrowers (which hereby irrevocably directs the Swing Line Lender to act on their behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. Each of the Borrowers irrevocably authorizes the Administrative Agent at the direction of Swing Line Lender to charge such Borrower's accounts on the books of the Funding Office (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

                  (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to the Borrowers or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans (plus interest accrued and unpaid thereon) then outstanding which were to have been repaid with such Revolving Credit Loans.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                  (e) Except as otherwise provided herein, each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or any Borrower may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement or any other Loan Document by any Borrower or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding anything to the contrary contained herein, each Revolving Credit Lender shall only have such obligations to the extent the proceeds of the Loans or the purchase of the participating interests, as the case may be, are in respect of Swing Line Loans made in accordance with the terms hereof at the time such Swing Line Loan is made.

                  2.8 Repayment of Loans; Evidence of Debt. (a) The Borrowers jointly and severally hereby unconditionally promise to pay to the Administrative Agent for the account of the appropriate Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8), (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrowers jointly and severally hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.15.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender a promissory note of the Borrowers evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.

                  (f) The Administrative Agent shall maintain a loan account (the "Loan Account") on its books to record: (a) all Revolving Credit Loans and L/C Obligations, (b) all payments made by the Borrowers, and (c) all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with the Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on the Administrative Agent's most recent printout or other written statement, shall be conclusive evidence (absent manifest error) of the amounts due and owing to the Administrative Agent and the Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. The Administrative Agent shall render to the Borrowers a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to the Borrowers. Unless the Borrower Representative notifies the Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

                  2.9 Commitment Fees, etc. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable monthly in arrears on the first day of each month and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrowers jointly and severally agree to pay to the Syndication Agent the fees in the amounts and on the dates previously agreed to in that certain letter dated October 23, 1998 by Harvard and the Syndication Agent.

                  (c) The Borrowers jointly and severally agree to pay to the Administrative Agent the fees in the amounts and on the dates agreed to in writing by the Borrower Representative and the Administrative Agent pursuant to that certain letter agreement dated November 24, 1998.

                  (d) If, on or prior to the first anniversary of the Closing Date, the Borrowers shall voluntarily prepay all or any portion of the Term Loan or reduce or terminate the Revolving Credit Commitment, in each case whether before or after acceleration of the Obligations, the Borrowers shall pay to the Administrative Agent, for the benefit of the Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount determined by multiplying 1% by (i) the principal amount of the Term
Loan prepaid, and (ii) the amount of the reduction of the Revolving Credit Commitment.

                  2.10 Termination or Reduction of Revolving Credit Commitments. The Borrowers shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.11 Optional Prepayments. The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans (other than Swing Line Loans), and on the same Business Day in the case of Swing Line Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                  2.12 Mandatory Prepayments and Commitment Reductions. (a) If, at any time during the Revolving Credit Commitment Period, the sum of the aggregate outstanding Revolving Extensions of Credit of all Revolving Credit Lenders exceeds the lesser of (i) the Borrowing Base and (ii) the aggregate Revolving Credit Commitments then in effect, in each case, minus any Reserves the Borrowers shall, without notice or demand, immediately prepay, in accordance with this Section, the Revolving Credit Loans and the Swing Line Loans in an aggregate principal amount equal to such excess, together (except in the case of Revolving Credit Loans which are Base Rate Loans and Swing Line Loans) with interest accrued to the date of such payment or prepayment; provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrowers shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.

                  (b) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock shall be issued, or Indebtedness incurred, by any of the Borrowers or any of their Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2 as in effect on the date of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied within one Business Day of the date of such issuance or incurrence toward the prepayment of the Term Loans and outstanding Revolving Credit Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(f).

                  (c) Unless the Required Prepayment Lenders shall otherwise agree, if on any date any of the Borrowers or any of their Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, such Net Cash Proceeds shall be applied within one Business Day of such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(f) or Section 2.12(g), as applicable; provided, that, notwithstanding the foregoing, (i) if no Default or Event of Default shall be in existence on the date of receipt by the Borrowers or any of their Subsidiaries thereof, the Net Cash Proceeds of Recovery Events may be excluded from the foregoing requirement if on the date of the Borrowers' receipt thereof they deliver a Reinvestment Notice in respect thereof to the Administrative Agent and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(g); provided, further, that the Net Cash Proceeds of Recovery Events shall be applied to reduce the outstanding principal balance of the Revolving Credit Loans (and not to the reduction of the Revolving Credit Commitments) and upon such application, the Administrative Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to the applicable Borrower to provide funds to replace, restore or rebuild the Collateral as follows: (A) the Borrower Representative shall request a Revolving Credit Loan to be made to such Borrower in the amount requested to be released; (B) so long as the conditions in Section 5.2 have been met, the Revolving Credit Lenders shall make such Revolving Credit Loan; and (C) the Reserve established with respect to such Net Cash Proceeds of Recovery Events shall be reduced by the amount of such Revolving Credit Loan.

                  (d) So long as no Default or Event of Default shall be in existence on the date of the Borrowers' receipt thereof, the proceeds of any asset sale in respect of the Designated Facilities shall not be required to be applied toward repayment of Loans or reduction of Commitments.

                  (e) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrowers commencing with the fiscal year ending September 30, 1999, there shall be Excess Cash Flow, the Borrowers shall, on the relevant Excess Cash Flow Application Date, apply 100% of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(f); provided, however, notwithstanding the foregoing, so long as after giving effect to the proposed redemptions or prepayments, the Availability would be equal to or greater than $20,000,000, 50% of Excess Cash Flow may be used to redeem or prepay the Senior Secured Notes in an amount not to exceed $3,000,000 in any fiscal year and $5,000,000 in the aggregate while this Agreement is outstanding. Each such prepayment of the Loans and reduction of Revolving Credit Commitments shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of Harvard referred to in
Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (f) Any prepayments made by the Borrowers pursuant to paragraphs (b), (c) or (e) above (other than any prepayment with insurance proceeds, which shall be applied in accordance with paragraph (g) below) shall be applied as follows: first, to fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents, second, to interest then due and payable the Term Loans, third, to prepay the scheduled installments of the Term Loans in inverse order of maturity, until the Term Loans shall have been prepaid in full, fourth, to interest then due and payable on the Swing Line Loans, fifth, to the principal balance of the Swing Line Loans outstanding until the same shall have been repaid in full, sixth, to interest then due and payable on Revolving Credit Loans, seventh, to the principal balance of Revolving Credit Loans outstanding until the same shall have been paid in full, and eighth, to any L/C Obligations to provide cash collateral therefor in the manner set forth in Section 3.3, until all such L/C Obligations have been fully cash collateralized in the manner set forth in said
Section 3.3.

                  (g) Prepayments from insurance proceeds in accordance with
Section 2.12(c) shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied, first, to the Swing Line Loans and, second, to the Revolving Credit Loans; insurance proceeds from casualties or losses to Equipment and Real Estate shall be applied to scheduled installments of the Term Loan in inverse order of maturity. If the insurance proceeds received exceed the outstanding principal balances of the Loans or if the precise amount of insurance proceeds allocable to Inventory as compared to Equipment and real estate are not otherwise determined, the allocation and application of those proceeds shall be determined by the Administrative Agent, subject to the approval of Required Lenders. The application of any prepayment pursuant to this Section shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  2.13 Conversion and Continuation Options. (a) The Borrower Representative may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable written notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower Representative may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is forty-five (45) days prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower Representative giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower Representative shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (c) In the case of any conversion or continuation, such election must be made pursuant to a Notice of Conversion/Continuation.

                  2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.

                  2.15 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus

2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and Letter of Credit Fees shall be calculated based upon the Applicable Margin then in effect for Revolving Credit Loans that are Eurodollar Loans plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or Letter of Credit Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after, to the extent permitted by applicable law, as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.16 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-(or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower Representative and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower Representative and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower Representative, deliver to the Borrower Representative a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15.

                  (c) For purposes of computing interest and fees, all payments shall be deemed received one day following the day of receipt of immediately available funds therefor in the Collection Account prior to 1:00 P.M. New York City time. Payments received after 1:00 P.M. New York City time on any Business Day shall be deemed to have been received on the following Business Day.

                  2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower Representative and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrowers have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.18 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest (without giving effect to any collection days) in respect of the Loans, each payment in respect of fees payable hereunder, and each payment in respect of Reimbursement Obligations, shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

                  (b) Each payment (including each prepayment) of the Term Loans outstanding shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders. Each prepayment in respect of Term Loans shall be applied to the installments of such Term Loans in the inverse order of the scheduled maturities of such installments. Amounts paid or prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrowers on account of principal of and interest (without giving effect to any collection days) on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

                  (d) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received (without giving effect to any collection days). If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrowers.

                  (f) Unless the Administrative Agent shall have been notified in writing by the Borrower Representative prior to the date of any payment being made hereunder that the Borrowers will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrowers are making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrowers within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers.

                  (g) The Administrative Agent is authorized to, and at its sole election may, charge to the Revolving Credit Loan balance on behalf of the Borrowers and cause to be paid all fees, expenses, charges, costs (including insurance premiums) and interest and principal, other than principal of the Revolving Credit Loans, owing by the Borrowers under this Agreement or any of the other Loan Documents if and to the extent the Borrowers fail to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Revolving Credit Loans and the Swing Line Loans to exceed the Available Revolving Credit Commitments of the Revolving Credit Lenders. At the Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Credit Loans hereunder. The Administrative Agent shall give the Borrower Representative two (2) Business Days' prior written notice prior to charging the Loan Account with the payment of any out-of-pocket costs and expenses incurred by the Administrative Agent under this Agreement.

                  (h) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

                  2.19 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on or calculated by reference to the overall net or gross income of such Lender);

                         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                       (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower Representative (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower Representative (with a copy to the Administrative Agent) of a written request therefor, the Borrowers jointly and severally shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower Representative (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.20 Taxes. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net or gross income taxes and franchise taxes (imposed in lieu of income taxes) imposed on any Agent or any Lender, as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Agent or any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such

Agent's or such Lender's failure to comply with the requirements of paragraph
(d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to Section 2.20(a).

                  (b) In addition, the Borrowers jointly and severally shall pay any Other Taxes (other than taxes excludable under paragraph (a) of this Section) to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof or, if such a receipt is not reasonably available, other documentation reasonably satisfactory to the Administrative Agent evidencing such payment. If the Borrowers fail to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Each Agent or Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code and the regulations thereunder (a "Non-U.S. Lender") shall deliver to the Borrower Representative and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit H and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower Representative at any time it determines that it is no longer legally able to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) An Agent or Lender that is entitled to an exemption from or reduction of non- U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower Representative, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  2.21 Indemnity. To induce Lenders to provide the Eurodollar Rate option on the terms provided herein, if (i) any Eurodollar Loans are repaid in whole or in part prior to the last day of any applicable Interest Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), (ii) any Borrower shall default in payment when due of the principal amount of or interest on any Eurodollar Loan, (iii) any Borrower shall default in making any borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower Representative has given notice requesting the same in accordance herewith, or (iv) any Borrower shall fail to make any prepayment of a Eurodollar Loan after the Borrower Representative has given a notice thereof in accordance herewith, the Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide the Borrower Representative with its written calculation of all amounts payable pursuant to this Section 2.21, and such calculation shall be binding on the parties hereto unless the Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

                  2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current

Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

                  2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the Borrower Representative, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

                  2.24 Reliance on Notices; Appointment of the Borrower Representative. (a) The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Conversion/Continuation or similar notice believed by the Administrative Agent to be genuine. The Administrative Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for the Administrative Agent has actual knowledge to the contrary. Each Borrower hereby designates the Borrower Representative as its representative and agent on its behalf for the purposes of issuing Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower under the Loan Documents. The Borrower Representative hereby accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower hereunder to the Borrower Representative on behalf of such Borrower. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

                  (b) Each Borrower hereby indemnifies the Agents and each Lender and holds each Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against any Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of the Borrowers as provided herein, reliance by any Agent or any Lender on any request or instruction from the Borrowing Representative or any other action taken by any Agent or any Lender with respect to this Section 2.24(b) except due to willful misconduct or gross (not mere) negligence by the indemnified party.

                  (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by any Agent or any Lender to any Borrower, failure of any Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of any Agent or any Lender to pursue or preserve its rights against any Borrower, the release by any Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by any Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

                  (d) Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrower's property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and payment in full of the Obligations or the occurrence of an Event of Default under Section 8(f).

                          SECTION 3. LETTERS OF CREDIT

                  3.1 Issuance. Subject to the terms and conditions of this Agreement, the Administrative Agent and the Revolving Credit Lenders agree, from time to time prior to the Revolving Credit Termination Date, upon the request of the Borrower Representative on behalf of the applicable Borrower and for the account of such Borrower, to cause letters of credit ("Letters of Credit") to be issued by a bank or other legally authorized Person selected by or acceptable to the Administrative Agent in its sole discretion (each, an "Issuing Lender") for the account of such Borrower and guaranteed by the Administrative Agent; provided, however, that if the Issuing Lender is a Revolving Credit Lender, then such Letters of Credit shall not be guaranteed by the Administrative Agent but rather each Revolving Credit Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of the Administrative Agent, as more fully described in Section 3.2(b). The aggregate amount of all such L/C Obligations shall not at any time exceed the lesser of (i) the L/C Commitment and (ii) the Total Revolving Credit Commitments less the aggregate outstanding principal balance of the Revolving Credit Loans and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Loans and the Swing Line Loan. No Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither the Administrative Agent nor Revolving Credit Lenders shall be under any obligation to cause to be issued, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Revolving Credit Termination Date.

                  3.2 Loans Automatic; Participations. (a) In the event that the Administrative Agent or any Revolving Credit Lender shall make any payment on or pursuant to any L/C

Obligation, the Borrowers jointly and severally shall be irrevocably obligated to reimburse such amount, and such reimbursement obligation shall then be deemed automatically to constitute a Revolving Credit Loan under Section 2.4 of this Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding any Borrower's failure to satisfy the conditions precedent set forth in Section 5, and each Revolving Credit Lender shall be obligated to pay its Revolving Credit Percentage thereof in accordance with this Agreement. The failure of any Revolving Credit Lender to make available to the Administrative Agent for the Administrative Agent's own account its Revolving Credit Percentage of any such Revolving Credit Loan or payment by the Administrative Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent its Revolving Credit Percentage thereof, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available such other Revolving Credit Lender's Revolving Credit Percentage of any such payment.

                  (b) If it shall be illegal or unlawful for the Borrowers to incur Revolving Credit Loans as contemplated by paragraph (a) above because of an Event of Default described in Section 8(f) or otherwise or if it shall be illegal or unlawful for any Revolving Credit Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an Issuing Lender, or if the Issuing Lender is a Revolving Credit Lender, then (i) immediately and without further action whatsoever, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased from the Administrative Agent (or such Issuing Lender, as the case may be) an undivided interest and participation equal to such Revolving Credit Lender's Revolving Credit Percentage of the L/C Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased from the Administrative Agent (or such Issuing Lender, as the case may be) an undivided interest and participation in such Revolving Credit Lender's Revolving Credit Percentage of the L/C Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Credit Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in this Agreement with respect to Revolving Credit Loans.

                  3.3 Cash Collateral. (a) If the Borrowers are required to provide cash collateral for any L/C Obligations pursuant to this Agreement prior to the Revolving Credit Termination Date, the Borrowers will pay to the Administrative Agent for the benefit of the Revolving Credit Lenders cash or Cash Equivalents in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of the Borrowers. Such funds or Cash Equivalents shall be held by the Administrative Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to the Administrative Agent. The Cash Collateral Account shall be in the name of the Administrative Agent and shall be pledged to, and subject to the sole dominion and control of, the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in a manner satisfactory to the Administrative Agent. Each Borrower hereby pledges and grants to the Administrative Agent, on behalf of Lenders, a security interest in all such funds and Cash

Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the L/C Obligations and other Obligations, whether or not then due.

                  (b) If any L/C Obligations, whether or not then due and payable, shall for any reason be outstanding on the Revolving Credit Termination Date, the Borrowers shall either (i) provide cash collateral therefor in the manner described above, (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such L/C Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding L/C Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to the Administrative Agent in its sole discretion.

                  (c) From time to time after funds are deposited in the Cash Collateral Account by the Borrowers, whether before or after the Revolving Credit Termination Date, the Administrative Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall be or shall become due and payable by the Borrowers to the Lenders with respect to such L/C Obligations of Borrowers and, upon the satisfaction in full of all L/C Obligations of Borrowers, to any other Obligations of the Borrowers then due and payable.

                  (d) Neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all L/C Obligations and the payment of all amounts payable by the Borrowers to the Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to the Borrowers or as otherwise required by law.

                  3.4 Fees and Expenses. The Borrowers agree to pay to the Administrative Agent for the benefit of the Revolving Credit Lenders, as compensation to such Lenders for L/C Obligations incurred hereunder, (x) all costs and expenses incurred by the Administrative Agent or any Lender on account of such L/C Obligations, and (y) for each month during which any L/C Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable Margin then in effect with respect to Eurodollar Loans multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to the Administrative Agent for the benefit of the Revolving Credit Lenders in arrears, on the first day of each month. In addition, the Borrowers shall pay to any Issuing Lender, on demand, such fees (including all per annum fees), charges and expenses of such Issuing Lender in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  3.5 Request for Issuance of Letters of Credit. The Borrower Representative shall give the Administrative Agent at least two (2) Business Days prior written notice requesting the issuance of any Letter of Credit, specifying the date such Letter of Credit is to be issued, identifying the beneficiary and the Borrower to which such Letter of Credit relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the Issuing Lender) to be guarantied and, to the extent not previously delivered to the Administrative Agent, copies of all agreements between the Borrowers and the Issuing Lender pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by the Borrower Representative and approvals by the Administrative Agent and the Issuing Lender may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among the Borrower Representative, the Administrative Agent and the Issuing Lender.

                  3.6 Obligation Absolute. The obligation of the Borrowers to reimburse the Administrative Agent and the Revolving Credit Lenders for payments made with respect to any L/C Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Credit Lender to make payments to the Administrative Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of the Borrowers and the Revolving Credit Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                  (a) any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

                  (b) the existence of any claim, set-off, defense or other right which any Borrower or any of their Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), the Administrative Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their Affiliates and the beneficiary for which the Letter of Credit was procured);

                  (c) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (d) payment by the Administrative Agent (except as otherwise expressly provided in Section 3.7(b)) or any Issuing Lender under any Letter of Credit or guarantee thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guarantee;

                  (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                  (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  3.7 Indemnification; Nature of Lenders' Duties. (a) In addition to amounts payable as elsewhere provided in this Agreement, each Borrower hereby agrees to pay and to protect, indemnify, and save harmless the Administrative Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which the Administrative Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or guaranty thereof, or (ii) the failure of the Administrative Agent or any Lender seeking indemnification or of any Issuing Lender to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of the Administrative Agent or such Lender (as finally determined by a court of competent jurisdiction).

                  (b) As between the Administrative Agent and any Lender and the Borrowers, each Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither the Administrative Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by the Administrative Agent under any Letter of Credit or guaranty thereof, the Administrative Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guarantee thereof or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Letter of Credit or guarantee thereof; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Administrative Agent's or any Lender's rights or powers hereunder or under the Agreement.

                  (c) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by any Borrower in favor of any Issuing Lender in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between any Borrower and such Issuing Lender.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Borrower hereby represents and warrants to each Agent and each Lender that:

                  4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Harvard and its consolidated Subsidiaries as at September 30, 1998 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Harvard and its consolidated Subsidiaries as at September 30, 1998, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of Harvard and its Subsidiaries as at September 30, 1996, September 30, 1997 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by a qualified report from Price Waterhouse LLP, present fairly the consolidated financial condition of Harvard and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Harvard and its Subsidiaries as at June 30, 1998, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of Harvard and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrowers and their Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements, including any notes thereto, referred to in this paragraph. During the period from September 30, 1997 to and including the date hereof there has been no Disposition by the Borrowers or their Subsidiaries of any material part of their business or Property except as set forth on
Schedule 4.1.

                  4.2 No Change. Since September 30, 1997 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, other than the pendency of the Cases, the Disposition of assets as set forth on Schedule 4.1 or as otherwise set forth on Schedule 4.2.

                  4.3 Corporate Existence; Compliance with Law. Each of the Borrowers and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. As of Closing Date, the current location of each Borrower's chief executive office and principal place of business is set forth on Schedule 4.3, and none of such locations have changed within the six (6) months preceding the Closing Date. In addition, Schedule 4.3 lists the federal employee identification number of each Borrower.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder. Each Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Such execution, delivery and performance do not contravene any provision of any Borrower's charter or by-laws. Each Loan Document has been duly executed and delivered on behalf of each Borrower party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Borrower party thereto, enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any then-existing Requirement of Law or any then-existing Contractual Obligation of the Borrowers or any of their Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrowers or any of their Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened by or against any Borrower or any of their Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.6, as of the Closing Date, there is no litigation, investigation or proceeding pending or threatened which seeks damages in excess of $250,000 or injunctive relief or alleges criminal misconduct of any Borrower.

                  4.7 No Default. Neither the Borrowers nor any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of the Borrowers and their Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

                  4.9 Intellectual Property. The Borrowers and each of their Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of their businesses as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor do the Borrowers know of any valid basis for any such claim. To the best of the Borrowers' knowledge, the use of Intellectual Property by the Borrowers and their Subsidiaries does not infringe on the rights of any Person in any material respect.

                  4.10 Taxes. The Borrowers and each of their Subsidiaries have filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of their Property and all other taxes, fees or other charges imposed on it or any of their Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers or their Subsidiaries, as the case may
be); no tax Lien has been filed which is not being treated under the Plan of Reorganization, and, to the knowledge of the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge. Schedule 4.10 sets forth as of the Closing Date those taxable years for which any Borrower's tax returns are currently being audited by the

Internal Revenue Service or other Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding.

                  4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  4.12 Labor Matters. There are no strikes or other labor disputes against the Borrowers or any of their Subsidiaries pending or, to the knowledge of the Borrowers, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrowers and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrowers or any of their Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of such Borrower or the relevant Subsidiary. Schedule 4.12 sets forth any collective bargaining agreement, management agreement, consulting agreement or any employment agreement to which any Borrower is a party or is bound (and true and complete copies of any agreement described on Schedule 4.12 have been delivered to the Administrative Agent).

                  4.13 ERISA. Except for the commencement of the Cases and except as set forth in Schedule 4.13, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except as set forth in Schedule 4.13, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrowers nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrowers or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. Schedule 4.13

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                                                                              60


lists and separately identifies all Plans. Copies of all such listed Plans, together with copy of the latest form 5500 for each such Plan, has been delivered to the Administrative Agent.

                  4.14 Investment Company Act; Other Regulations. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by the Lenders to the Borrowers, the incurrence of the L/C Obligations on behalf of the Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Plan of Reorganization will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

                  4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule
4.15 constitute all the Subsidiaries of the Borrowers at the date hereof,
Schedule 4.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Borrower.

                  (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrowers or any of their Subsidiaries, except as may be disclosed on Schedule 4.15.

                  (c) Except as set forth on Schedule 4.15, no Borrower has any Subsidiaries, is engaged in any joint venture or partnership with any other Person.

                  4.16 Use of Proceeds. The proceeds of the Loans and Letters of Credit shall be used to (a) to refinance indebtedness and other obligations of the Borrowers under the DIP Credit Facilities, (b) to pay fees and expenses in connection with the Plan of Reorganization as confirmed by the Bankruptcy Court,
(c) to finance the working capital needs of the Borrowers in the ordinary course of business and (d) for general corporate purposes.

                  4.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) the Borrowers and their Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and
         (iv) reasonably believe that: each of their Environmental

         Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrowers or any of their Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrowers or any of their Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrowers or any of their Subsidiaries, or (ii) interfere with the Borrowers' or any of their Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrowers or any of their Subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrowers or any of their Subsidiaries is, or to the knowledge of the Borrowers or any of their Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrowers or any of their Subsidiaries, threatened.

                  (d) Neither the Borrowers nor any of their Subsidiaries have received any written request for information, or been notified that they are a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither the Borrowers nor any of their Subsidiaries have entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) Neither the Borrowers nor any of their Subsidiaries have assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

                  4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Plan of Reorganization and the disclosure statement related thereto, or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Borrower for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents. (a) The Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Agents and the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on
Schedule 4.19(a) (which financing statements have been duly completed and executed and delivered to the Administrative Agent) and such other filings as are specified on Schedule 3 to the Collateral Agreement (all of which filings have been duly completed), the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrowers in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

                  (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Agents and the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrowers in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except, in the case of collateral other than Pledged Stock, Liens permitted by Section 7.3).

                  4.20 Solvency. The Borrowers are, and after giving effect to the transactions contemplated hereby and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, in the aggregate, Solvent.

                  4.21 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development

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                                                                              63


as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, except as set forth on Schedule 4.21.

                  4.22 Year 2000 Matters. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrowers' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrowers' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to the Borrowers of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrowers (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrowers and their Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrowers to conduct their businesses without Material Adverse Effect. The Borrowers have provided the Administrative Agent with all assessments and plans relating to the ability of the Borrowers' computer systems and equipment to properly function in and following the year 2000.

                  4.23 Deposit and Disbursement Accounts. Schedule 4.23 lists all banks and other financial institutions at which any Borrower maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

                  4.24 Government Contracts. Except as set forth in Schedule 4.24, as of the Closing Date, no Borrower is a party to any contract or agreement with any Governmental Authority and no Borrower's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

                  4.25 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Borrower, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Borrower with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Borrower; or the business relationship of any Borrower with any supplier material to its operations.

                  4.26 Agreements and Other Documents. As of the Closing Date, each Borrower has provided or made available to the Administrative Agent or its counsel, on behalf of the Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Schedule 4.26: ten (10) largest supply agreements and purchase agreements not terminable by such Borrower within sixty (60) days following written notice issued by such Borrower; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Borrowers, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments or documents evidencing Indebtedness of such Borrower and any security interest granted by such Borrower with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Borrower.

                  4.27 Disposition of Assets. Except as set forth in Schedule 4.27, as of the Closing Date, the Borrowers have not disposed of assets which are set forth in the Appraisal and which have an aggregate orderly liquidation value of more than $250,000.

                         SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the reasonable satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Syndication Agent and the Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, (ii) the Collateral Agreement, executed and delivered by a duly authorized officer of each Borrower, (iii) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each party thereto, (iv) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of each Borrower, and (v) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each party thereto.

                  (b) Confirmation of Plan of Reorganization. The Bankruptcy Court shall have entered a final order in form and substance reasonably satisfactory to the Syndication Agent and the Administrative Agent (i) confirming in accordance with Section 1129 of the Bankruptcy Code the Plan of Reorganization and (ii) approving the Facilities and the Senior Secured Notes in connection with implementation of the Plan of Reorganization, which orders shall be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified.

                  (c) Consummation of Plan of Reorganization. The Plan of Reorganization shall have been consummated pursuant to documentation reasonably satisfactory to the Syndication Agent and the Administrative Agent, and no provision thereof shall have been waived (except for Section 12.2(j) of the Plan of Reorganization), amended, supplemented or otherwise modified.

                  (d) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Harvard and its Subsidiaries for the 1996 and 1997 fiscal years and (iii) unaudited interim consolidated financial statements of Harvard and its Subsidiaries for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrowers and their Subsidiaries, as reflected in the financial statements.

                  (e) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary or, in the reasonable discretion of the Syndication Agent and the Administrative Agent, advisable in connection with the reorganization, the financing contemplated hereby and the continuing operations of the Borrowers and their Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the transaction or the financing contemplated hereby.

                  (f) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Syndication Agent and the Administrative Agent) true and correct copies, certified as to authenticity by the Borrowers, of such documents or instruments as may be reasonably requested by the Syndication Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Borrower may be a party.

                  (g) Termination of DIP Credit Facilities. The Syndication Agent and the Administrative Agent shall have received evidence reasonably satisfactory to the Agents that the DIP Credit Facilities shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full and arrangements satisfactory to the Agents shall have been made for the termination of Liens and security interests granted in connection therewith.

                  (h) Fees. The Lenders, the Agents and the Arranger shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Closing Date.

                  (i) Reorganization Payments. The Syndication Agent and the Administrative Agent shall have received information reasonably satisfactory to them that the Borrowers' Reorganization Payments shall not exceed $21,500,000 in the aggregate.

                  (j) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Borrowers are located, and such search shall reveal no liens on any of the assets of the Borrowers except for liens permitted by Section 7.3 and liens to be discharged upon consummation of the Plan of Reorganization.

                  (k) Accounts and Inventory Field Examination. The Lenders shall have received copies of an accounts and inventory field examination, prepared by or on behalf of the Administrative Agent, of the accounts receivable and inventory of the Borrowers (excluding the Arnold, Missouri facility).

                  (l) Senior Secured Notes. The Agents shall have received evidence reasonably satisfactory to them that the transactions contemplated in the note purchase agreement with respect to the Senior Secured Notes shall have closed simultaneously with the Closing.

                  (m) Closing Certificate. The Syndication Agent and the Administrative Agent shall have received a certificate of each Borrower, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (n) Legal Opinions. The Syndication Agent and the Administrative Agent shall have received the following executed legal opinions:

                                 (i) the legal opinion of Willkie Farr &
                  Gallagher, counsel to the Borrowers and their Subsidiaries, substantially in the form of Exhibit F-1; and

                                (ii) the legal opinion of local counsel in each
                  of Iowa, Michigan, Missouri, New Hampshire, Ohio, Pennsylvania, South Carolina, Tennessee and Virginia and of such other special and local counsel as may be required by the Administrative Agent.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Syndication Agent and the Administrative Agent may reasonably require.

                  (o) Pledged Stock; Stock Power; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged to the Administrative Agent pursuant to the Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Syndication Agent and the Administrative Agent) by the pledgor thereof.

                  (p) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Agents and the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

                  (q) Title Insurance; Flood Insurance. (i) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause
         (ii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all visible and/or recorded access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, encroachments and overhanging projections and similar encumbrances affecting the site, recorded or apparent from a physical inspection of the sites; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

                     (ii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property; (C) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (D) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (E) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (F) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                    (iii) For any property set forth on Schedule 4.21, if requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance which (1) covers any parcel of improved real property which is encumbered by any Mortgage
         (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real

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                                                                              68


         property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrowers have received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                     (iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties.

                  (r) Insurance. The Administrative Agent shall have received insurance certificates and Lender loss payable endorsements satisfying the requirements of Section 4.2 of the Collateral Agreement.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to the Loan Documents shall be true and correct as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Material Adverse Effect. No Material Adverse Effect shall have occurred since the Closing Date as determined by the Majority Lenders, other than the pendency of the Cases, the Disposition of assets as set forth on Schedule 4.1 or as otherwise set forth on
         Schedule 4.2.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrowers hereby agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrowers shall and shall cause each of their Subsidiaries to:

                  6.1 Financial Statements. Furnish to each Agent and each
Lender

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                                                                              69


                  (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrowers (except, with respect to the fiscal year ending September 30, 1998, within 120 days), a copy of the audited consolidated and unaudited consolidating balance sheet of Harvard and its consolidated Subsidiaries as at the end of the such year and the related audited consolidated and unaudited consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception (except with respect to the fiscal year ending September 30, 1998), or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing;

                  (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrowers (except, with respect to quarterly periods during the fiscal year ending September 30, 1999, not later than 60 days), the unaudited consolidated and consolidating balance sheet of Harvard and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (iii) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrowers the unaudited consolidated balance sheets of Harvard and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail (except that interim statements may be condensed and may exclude detailed footnote disclosure to the extent consistent with applicable SEC rules and regulations) and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). Each Borrower executing this Agreement authorizes the Administrative Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants including Arthur Andersen LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to the Administrative Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Borrower (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Borrower.

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                                                                              70


                  6.2 Certificates; Other Information. Furnish to each Agent and each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) stating that in making the examination necessary for such report no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrowers and their Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrowers, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Borrower keeps inventory or equipment and of any Intellectual Property acquired by any Borrower since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) subject to the reporting requirements contained in the Collateral Agreement;

                  (c) as soon as available, and in any event not later than 60 days after the end of each fiscal year of the Borrowers (except, with respect to the fiscal year ending September 30, 1999, not later than 90 days), a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 45 days after the end of each fiscal quarter of the Borrowers ending December 31, March 31 and June 30 and within 90 days after the end of each fiscal quarter of the Borrowers ending September 30, a narrative discussion and analysis of the financial condition and results of operations of the Borrowers and their Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (e) within five days after the same are sent, copies of all financial statements and reports which the Borrowers send to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports which the Borrowers may make to, or file with, the SEC; and

                  (f) as soon as possible and in any event within 10 days of obtaining knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in the payment by the Borrowers and their Subsidiaries, in the aggregate, of a Material Environmental Amount; (ii) any notice that any governmental authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, the Borrowers; and (iii) any letter or report arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants.

                  6.3 Collateral Reports. The Borrower Representative, at its own expense, shall deliver or cause to be delivered the following:

                  (a) To the Administrative Agent, upon its request, and in no event less frequently than fifteen (15) Business Days after the end of each fiscal month (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), each of the following:

                           (i) a Borrowing Base Certificate accompanied by such
                  supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

                           (ii) a summary of Inventory by location and type, in
                  each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

                           (iii) a monthly trial balance showing Accounts
                  outstanding (other than Accounts for the industrial and aftermarket group) aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

                            (iv) a monthly trial balance showing Accounts
                  outstanding for the industrial and aftermarket group aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days, 91 to 120 days and 121 days or more, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion; and


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                                                                              72

                            (v) a monthly report of Reorganization Payments and
                  other fees and expenses incurred in connection with the Reorganization and the financing thereof and other amounts payable under the Plan of Reorganization until such time as the Borrowers shall have certified that all such fees and expenses shall have been paid.

                  (b) To the Administrative Agent, on a weekly basis or at such more frequent intervals as the Administrative Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), Collateral Reports with respect to the Borrowers, including all additions and reductions (cash and non-cash) with respect to Accounts of the Borrowers, in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

                  (c) To the Administrative Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to Section 6.1, a reconciliation of the Accounts trial balance and month-end Inventory reports of the Borrowers to each Borrower's general ledger and monthly financial statements delivered pursuant to such Section 6.1, in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

                  (d) To the Administrative Agent, at the time of delivery of each of the quarterly financial statements delivered pursuant to
         Section 6.1, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Borrower thereof has filed in the prior fiscal quarter;

                  (e) To the Administrative Agent, the results of each physical verification, if any, which the Borrowers or any of their Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, the Borrowers shall, upon the request of the Administrative Agent, conduct, and deliver the results of, such physical verifications as the Administrative Agent may require);

                  (f) To the Administrative Agent such appraisals of its assets as the Administrative Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to the Administrative Agent; and

                  (g) To the Administrative Agent such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Borrowers as the Administrative Agent shall from time to time request in its reasonable discretion.

                  6.4 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers or their Subsidiaries, as the case may be.

                  6.5 Conduct of Business and Maintenance of Existence, etc. (a)
(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) transact business only in such corporate and trade names as are set forth in Schedule 6.5.

                  6.6 Maintenance of Property; Insurance. (a) (i) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (ii) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  (b) At their sole cost and expense, maintain the policies of insurance described on Schedule 6.6 as in effect on the date hereof or otherwise in form and amounts and with insurers acceptable to the Administrative Agent. If any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, the Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. The Administrative Agent shall have no obligation to obtain insurance for any Borrower or pay any premiums therefor. By doing so, the Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from any Borrower's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by the Borrowers to the Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

                  (c) The Administrative Agent reserves the right at any time upon any change in any Borrower's risk profile (including any change in the product mix maintained by any Borrower or any laws affecting the potential liability of such Borrower) to require additional forms and limits of insurance to, in the Administrative Agent's reasonable opinion, adequately protect both the Administrative Agent's and the Lenders' interests in all or any portion of the Collateral and to ensure that each Borrower is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by the Administrative Agent, each

Borrower shall deliver to the Administrative Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to the Administrative Agent, with respect to its insurance policies.

                  (d) Each Borrower shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Administrative Agent, on behalf of itself and the Lenders, as loss payee, and
(ii) all general liability and other liability policies naming the Administrative Agent, on behalf of itself and the Lenders, as additional insured. Each Borrower irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or the Administrative Agents designated by the Administrative Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $250,000, as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. The Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. The Borrower Representative shall promptly notify the Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds to the reduction of the Obligations in accordance with Section 2.12(c).

                  6.7 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (except to the extent any such access is restricted by applicable law) at any reasonable time during a Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrowers and their Subsidiaries with officers and employees of the Borrowers and their Subsidiaries and with its independent certified public accountants. In the absence of any Default or Event of Default, the Administrative Agent shall, at the request of the Required Lenders, conduct not less than two (2) field examination during each year this Agreement is in effect. Following the occurrence and during the continuance of a Default or Event of Default, the Administrative Agent shall conduct such field examinations as it, in its reasonable credit judgment, deems appropriate.

                  6.8 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Borrower or any of their Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any of their Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigations or proceedings affecting the Borrowers or any of their Subsidiaries in which the aggregate amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrowers or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action such Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.9 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.10 Interest Rate Protection. In the case of the Borrower Representative, within 90 days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least $35,000,000 of the Facilities is subject to interest rate protection, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  6.11 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by any Borrower or any of their Subsidiaries (other than (x) any fee or leasehold interest in any real property or the Capital Stock of any new Subsidiary, (y) any Property subject to a Lien expressly permitted by Section 7.3(g) to the extent Liens in favor of the Lenders are not permitted thereby and (z) Property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Agents and the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Agents and the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Agents and the Lenders, a perfected security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to (i) any fee or leasehold interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by the Borrowers or any of their Subsidiaries (other than any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)) or (ii) any Designated Facility not disposed of by the relevant Borrower within 180 days of the Closing Date, promptly (A) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Agents and the Lenders, covering such real property, (B) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (C) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrowers or any of their Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrowers or any of their Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a Borrower under this Agreement and a party to the Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrowers or any of their Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrowers or any of their Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  6.12 Further Assurances. In the case of the Borrowers, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrowers which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrowers will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrowers or any of their Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                  6.13 Cash Management Systems. (a) On or before the Closing Date and until the Revolving Credit Termination Date, (i) establish lock boxes ("Lock Boxes") at one or more of the banks set forth on Schedule 6.13 (each, a "Relationship Bank"), which banks shall be satisfactory to the Administrative Agent, and shall request in writing and otherwise take such reasonable steps to ensure that all account debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its domestic Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into bank accounts in such Borrower's name or any such Domestic Subsidiary's name (collectively, the "Borrower Accounts") at the applicable Relationship Bank. On or before the Closing Date, the Borrower Representative shall have established a concentration account in its name (the "Concentration Account") at the bank which shall be designated as the Concentration Account bank on Schedule 6.13 (the "Concentration Account Bank"), which bank shall be satisfactory to the Administrative Agent.

                  (b) On or before the Closing Date (or such later date as Administrative Agent shall consent to in writing), the Concentration Account Bank and each Relationship Bank, shall have entered into a tri-party blocked account agreement with the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and the applicable Borrower and its Domestic Subsidiaries, in form and substance acceptable to Administrative Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in- possession for the Administrative Agent, on behalf of Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date, (A) with respect to banks at which a Borrower Account is located, such Relationship Bank agrees to forward immediately all amounts in each Borrower Account to the Concentration Account Bank and to commence the process of daily sweeps from such Borrower Account into the Concentration Account, and (B) the Concentration Account Bank agrees to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account; provided, however, that if any Relationship Bank has not entered into a tri-party blocked account agreement on or prior to the Closing Date, the Borrowers shall (x) send a direction letter to such Relationship Bank on the Closing Date irrevocably instructing such Relationship Bank that all amounts in such Borrower Account are to be forwarded immediately to the Concentration Account and (y) cause such Relationship Bank to enter into a tri-party blocked account agreement by January 8, 1999. No Borrower shall, or shall cause or permit any Domestic Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

                  (c) So long as no Default or Event of Default has occurred and is continuing, the Borrowers may amend Schedule 6.13 to add or replace a Relationship Bank, any Lock Box, Borrower Account, or to replace any Concentration Account or Disbursement Account; provided, however, (i) the Administrative Agent shall have consented in writing in advance to any such replacement and (ii) prior to the time of the opening of a replacement account or Lock Box, the applicable Borrower and the replacement Relationship Bank shall have executed and delivered to the Administrative Agent a tri-party blocked account agreement, in form and substance satisfactory to the Administrative Agent. The Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from the Administrative Agent that the creditworthiness of any bank holding an account is no longer acceptable in the Administrative Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from the Administrative Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or the Administrative Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in the Administrative Agent's reasonable judgment.

                  (d) The Lock Boxes, Borrower Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which the Borrower and each Subsidiary shall have granted a Lien to the Administrative Agent, on behalf of the Agents and the Lenders, pursuant to the Collateral Agreement.

                  (e) All amounts deposited in the Collection Account shall be deemed received by the Administrative Agent in accordance with Section 2.16(c) and shall be applied (and allocated) by the Administrative Agent in accordance with Section 2.18(d). In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

                  (f) The Borrower Representative may maintain an account (a "Disbursement Account"; collectively, "Disbursement Accounts") at a bank acceptable to the Administrative Agent into which the Administrative Agent shall, from time to time, deposit proceeds of Revolving Credit Loans and Swing Line Loans.

                  (g) Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with the Borrower (each a "Related Person") to (i) hold in trust for the Administrative Agent, for the benefit of the Agents and the Lenders, all checks, cash and other items of payment in respect of Collateral received by such Borrower or any such Related Person, and (ii) within one Business Day after receipt by such Borrower or any such Related Person of any checks, cash or other items or payment, deposit the same into a Borrower Account. Each Borrower acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of the Administrative Agent and the Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the Borrower Accounts.

                  6.14 Supplemental Disclosure. From time to time as may be requested by the Administrative Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Borrowers shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by the Administrative Agent and the Required Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

                  6.15 Intellectual Property. Each Borrower will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

                  6.16 Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Each Borrower shall use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be satisfactory in form and substance to the Administrative Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if the Administrative Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower's Eligible Inventory at that location shall, in the Administrative Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by the Administrative Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Borrower and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of the Administrative Agent (which consent, in the Administrative Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to the Administrative Agent) or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

                  6.17 Further Assurances. Each Borrower executing this Agreement agrees that it shall, at such Borrower's expense and upon request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

                  6.18 Year 2000 Matters. The Borrowers shall complete any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrowers' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrowers' systems interface) and the testing of all such systems and equipment, as so reprogrammed, by September 30, 1999.

                          SECTION 7. NEGATIVE COVENANTS

                  The Borrowers and their respective Subsidiaries hereby agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly:

                  7.1  Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrowers (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                              Consolidated
                      Fiscal Quarter                         Leverage Ratio
                      --------------                         --------------
                  December 31, 1998                                4.00
                  March 31, 1999                                   4.00
                  June 30, 1999                                    4.00
                  September 30, 1999                               4.00
                  December 31, 1999                                3.75
                  March 31, 2000                                   3.50
                  June 30, 2000                                    3.25
                  September 30, 2000                               2.75
                  December 31, 2000                                2.75
                  March 31, 2001                                   2.50
                  June 30, 2001                                    2.25
                  September 30, 2001                               2.00
                  December 31, 2001                                2.00
                  March 31, 2002                                   2.00
                  June 30, 2002                                    1.75
                  September 30, 2002                               1.50
                  December 31, 2002                                1.50
                  March 31, 2003                                   1.50

; provided, that for the purposes of determining the ratio described above for the fiscal quarters of the Borrowers ending December 31, 1998, March 31, 1999 and June 30, 1999, Consolidated

EBITDA for the relevant period shall be deemed to equal Consolidated EBITDA for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrowers (or, if less, the number of full fiscal quarters ended subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                         Consolidated Interest
                      Fiscal Quarter                        Coverage Ratio
                      --------------                     ---------------------
                  December 31, 1998                               2.25
                  March 31, 1999                                  2.25
                  June 30, 1999                                   2.25
                  September 30, 1999                              2.25
                  December 31, 1999                               2.50
                  March 31, 2000                                  2.75
                  June 30, 2000                                   3.00
                  September 30, 2000                              3.50
                  December 31, 2000                               3.50
                  March 31, 2001                                  3.50
                  June 30, 2001                                   3.75
                  September 30, 2001                              4.00
                  December 31, 2001                               4.00
                  March 31, 2002                                  4.00
                  June 30, 2002                                   4.00
                  September 30, 2002                              4.00
                  December 31, 2002                               4.00
                  March 31, 2003                                  4.00

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                        Consolidated Fixed
                  Fiscal Quarter                        Charge Coverage Ratio
                  --------------                        ---------------------
         September 30, 1999                                      1.10
         December 31, 1999                                       1.25
         March 31, 2000                                          1.25
         June 30, 2000                                           1.25
         September 30, 2000                                      1.25
         December 31, 2000                                       1.50
         March 31, 2001                                          1.75
         June 30, 2001                                           2.00
         September 30, 2001                                      2.75
         December 31, 2001                                       1.00
         March 31, 2002                                          1.00
         June 30, 2002                                           1.00
         September 30, 2002                                      1.00
         December 31, 2002                                       1.00
         March 31, 2003                                          1.00

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Borrower pursuant to any Loan
         Document;

                  (b) Indebtedness of any Borrower or any Subsidiary to any other Borrower or any Subsidiary; provided, that each obligor of such Indebtedness shall execute a demand note in form and substance satisfactory to the Administrative Agent which shall be pledged and delivered to the Administrative Agent pursuant to the Collateral Agreement, and the obligations evidenced by such notes shall be subordinated to the Obligations in a manner satisfactory to the Administrative Agent;

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding;

                  (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

                  (e) Guarantee Obligations made in the ordinary course of business by the Borrowers or any of their Subsidiaries of obligations of the Borrowers;

                  (f) Indebtedness of a Person that becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by a Borrower, no Default or Event of Default shall have occurred and be continuing;

                  (g) Indebtedness (excluding Indebtedness described in clauses
         (a) through (f) of this Section 7.2) not exceeding $500,000 in aggregate principal amount at any one time outstanding;

                  (h) Indebtedness in connection with the Senior Secured Notes; and

                  (i) Indebtedness of Trim Trends Canada Ltd. in an aggregate amount not exceeding $2,000,000 at any time outstanding.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet billed, due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers or their Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

                  (c) (i) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and (ii) deposits securing liability to insurance carriers under insurance or self-insurance arrangements and letters of credit given in respect of the same;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions, leases and subleases and other similar encumbrances burdening the property which in the aggregate do not in any case materially diminish the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries conducted on the premises;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property (other than after-acquired title in or on such property and the proceeds of the existing collateral in accordance with the instrument creating such
         Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrowers or any of their Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased in excess of the amount set forth in Section 7.2(c);

                  (h) Liens securing Indebtedness of the Borrowers or any of their Subsidiaries incurred pursuant to Section 7.2(f), provided that such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness;

                  (i)  Liens created pursuant to the Security Documents;

                  (j) Liens in connection with the Senior Secured Notes; provided, that such Liens do not encumber any asset not subject to a Lien under the Security Documents;

                  (k) any interest or title of a lessor under any lease entered into by the Borrowers or any of their Subsidiaries in the ordinary course of its business and covering only the assets so leased;

 .                 (l) Liens created to secure judgments or decrees entered
         against any Borrower or involving the Borrowers and their Subsidiaries taken as a whole liabilities which aggregate up to $1,000,000, which judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 40 days from the entry thereof; and

 .                 (m) Liens created on assets of Trim Trends Canada Ltd. to
         secure Indebtedness of Trim Trends Canada Ltd. incurred pursuant to
         Section 7.2(i).

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Subsidiary of any Borrower may be merged or consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving corporation);

                  (b) any Subsidiary of any Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower, and any Borrowers may dispose of a portion of its assets to any other Borrower; and

                  (c) any Subsidiary of the Borrower may terminate its existence, provided that such Subsidiary does not have any assets.

                  7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except for the following (subject to the provisions of Section 2.12):

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b)  the sale of inventory in the ordinary course of business;

                  (c)  Dispositions permitted by Section 7.4(b);

                  (d) licenses, leases or subleases of tangible property in the ordinary course of business;

                  (e) the sale or issuance of any Borrower's or Subsidiary's Capital Stock to any Borrower or the sale or Issuance of Harvard's Capital Stock to employees of a Borrower pursuant to employee benefit plans;

                  (f) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (g)  the Disposition of the Designated Facilities; and

                  (h) the Disposition of other assets having a fair market value not to exceed $15,000,000 in the aggregate for any fiscal year of the Borrowers (but which sales price is not less than eighty percent (80%) of the orderly liquidation value of any Equipment as set forth on the Appraisal).

                  7.6 Limitation on Restricted Payments. Except with respect to Trim Trends Canada Ltd., declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of a Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of a Borrower or any of its Subsidiaries (collectively, "Restricted Payments"), except (a) any Borrower or any Subsidiary may make Restricted Payments to any other Borrower, (b) issuances of shares of Capital Stock of Harvard upon the exercise of New Warrants (as defined in the Plan of Reorganization), and (c) so long as no Default or Event of Default shall have occurred and be continuing, Harvard may repurchase shares of Capital Stock of Harvard or options to acquire shares of Capital Stock of Harvard issued to officers, directors, employees or consultants of Harvard or any of its Subsidiaries (upon the death or the cessation of employment of such officers, directors, employees or consultants), but not in excess of $500,000 in the aggregate in any year.

                  7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrowers and their Subsidiaries in the ordinary course of business not exceeding for any fiscal period of the Borrowers set forth below the amount set forth below opposite such fiscal period:

Period                                                               Amount
------                                                               ------
6 months ended March 31, 1999                                      $20,000,000
Fiscal year ended September 30, 1999                                26,500,000
Fiscal year ended September 30, 2000                                27,500,000
Fiscal year ended September 30, 2001                                22,500,000
Fiscal year ended September 30, 2002                                22,500,000

; provided, that (i) up to an amount equal to ten percent of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above, and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

                  7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  investments in Cash Equivalents;

                  (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e) ;

                  (d) loans and advances to employees of the Borrowers or any of their Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrowers and their Subsidiaries not to exceed $500,000 at any one time outstanding;

                  (e) Investments received in connection with the bankruptcy or reorganization of suppliers and/or customers, or in settlement of delinquent obligations of, or of other disputes with, customers and/or suppliers;

                  (f) Investments in assets useful in the Borrowers' business made by the Borrowers or any of their Subsidiaries with the proceeds of any Reinvestment Deferred Amount or the proceeds of the sale of the Designated Facilities;

                  (g) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrowers or any of their Subsidiaries in any Borrower; and

 .                 (h) Investments by any Borrower in Permitted Joint Ventures
         that have an aggregate fair market value, taken together with all other Investments made pursuant to this paragraph (h) that are at that time outstanding, not to exceed $7.5 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), provided, that (i) no more than $3.0 million of the aggregate amount of Investments permitted by this paragraph (h) may be made in the form of additional investments in the Permitted Joint Ventures and (ii) no more than $4.5 million of the aggregate amount of Investments permitted by this paragraph (h) may be made in the form of loans or advances made to or on behalf of Hutchinson/Kingston-Warren LLC for the sole purpose of funding the working capital needs, capital expenditures and other general corporate or partnership needs of Hutchinson/Kingston-Warren LLC in furtherance of its stated business purpose, provided, further, the terms and conditions of such loans or advances require their repayment to the Borrowers or that the Borrowers are repaid their share of such expenditures.

                  7.9 Limitation on Modifications of Debt Instruments, etc. (a) Make or offer to make any payment, prepayment, repurchase or redemption of, or otherwise defease, the Senior Secured Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance (except as may be permitted by Section 2.12(e)), and (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness (other than Indebtedness pursuant to this Agreement) (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrowers or any of their Subsidiaries and (ii) does not involve the payment of a consent fee), or amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders.

                  7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees (other than usual and customary compensation to officers and directors), with any Affiliate (other than another Borrower or any Subsidiary or, subject to the limitations set forth in Section 7.8(h), any Permitted Joint Venture) unless such transaction is (a) set forth on
Schedule 7.10 or otherwise permitted under this Agreement, (b) in the ordinary course of business of such Borrower or such Subsidiary, as the case may be, and
(c) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Borrower or any Domestic Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary.

                  7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrowers to end on a day other than September 30 or change the Borrowers' method of determining fiscal quarters.

                  7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of any Borrower or any Domestic Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) anti- assignment provisions in leases, licenses and other ordinary course agreements, and (d) the collateral documents securing the Senior Secured Notes.

                  7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Borrower or any Domestic Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Borrower or such Subsidiary held by, or pay any Indebtedness owed to, any other Borrower or any other Subsidiary, (b) make Investments in any other Borrower or any other Subsidiary or (c) transfer any of its assets to any other Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Borrower or a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Borrower or such Subsidiary and (iii) anti-assignment provisions in leases, licenses and other ordinary course agreements.

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                                                                              90


                  7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto or which are referred to in the disclosure statement accompanying the Plan of Reorganization.

                  7.16 Materials of Environmental Concern. Cause or permit a Release of any Materials of Environmental Concern on, at, in, under, above, to, from or about any of the Mortgaged Properties where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Mortgaged Properties or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

                  7.17 Change of Corporate Name or Location. (a) Change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to the Administrative Agent and after the Administrative Agent's written acknowledgment that any reasonable action requested by the Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the United States. Without limiting the foregoing, no Borrower shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to the Administrative Agent and the Lenders and after the Administrative Agent's written acknowledgment that any reasonable action requested by the Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Lenders, in any Collateral, has been completed or taken.

                  7.18 No Speculative Transactions. Engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

                  7.19  Reorganization Payments.   Make any payment of
Reorganization Payments in an amount exceeding $21,500,000 in the aggregate.

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                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) Any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document; or

                  (b) Any representation or warranty made or deemed made by any Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) (i) Any Borrower shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.5(a) (with respect to the Borrowers only), Section 6.8(a), Section 7, or Section 4 of the Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) Any Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) Any Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice or the passage of time if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000; or

                  (f) (i) Any Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) any Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) an ERISA Event shall occur or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against Harvard or any of its Subsidiaries involving liabilities which taken as a whole aggregate $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 40 days from the entry thereof; or

                  (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Borrower or any Affiliate of any Borrower shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
         Act), directly or indirectly, of more than 50% of the outstanding common stock of Harvard, (ii) the board of directors of Harvard shall cease to consist of a majority of Continuing Directors, or (iii) the occurrence of any "Change of Control" as defined in the indenture relating to the Senior Secured Notes;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any of the Borrowers, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower Representative declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower Representative, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto).

                              SECTION 9. THE AGENTS

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower which is a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower.

                  9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Facility Lenders with respect to the appropriate Facility (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Facility Lenders with respect to the appropriate Facility (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Borrower or any affiliate of a Borrower, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower or any affiliate of a Borrower which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9 Successor Agents. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower Representative. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (with an office or branch in New York City) shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrowers shall have occurred and be continuing) be subject to approval by the Borrower Representative (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may resign as Syndication Agent hereunder, at any time, by notice to the Lenders and the Administrative Agent, hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

                  9.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrowers or any of their Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

                  9.11 The Arranger. The Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                  9.12 Dissemination of Information. The Administrative Agent will use reasonable efforts to provide the Lenders with any notice of Default or Event of Default received by the Administrative Agent from, or delivered by the Administrative Agent to, any Borrower, with notice of any Event of Default of which the Administrative Agent has actually become aware and with notice of any action taken by the Administrative Agent following any Event of Default; provided, however, that the Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Administrative Agent's gross negligence or willful misconduct. The Lenders acknowledge that the Borrowers are required to provide Financial Statements to the Lenders in accordance with Sections 6.1 and 6.2 hereto and agree that the Administrative Agent shall have no duty to provide the same to the Lenders, nor shall the Administrative Agent have any duty to provide any Collateral Reports to the Lenders.

                            SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Borrower party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Borrower party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, or subordinate any of the Obligations owing to any Lender, or release Collateral under the Collateral Agreement (in a single transaction or series of related transactions) having an aggregate orderly liquidation value of more than $5,000,000 whereby the Net Cash Proceeds thereof shall not be applied toward prepayment of the Terms Loans and the reduction of the Revolving Credit Commitments as required pursuant to Section 2.12(c), in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, Majority Facility Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral under the Collateral Agreement, in each case without the consent of all Lenders or as contemplated in
Section 9.10; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of any Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 without the consent of any Agent directly affected thereby; (vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender; (vii) amend, modify or waive any provision of Section 2.18 without the consent of each Lender directly affected thereby; (viii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender; (ix) increase any Advance Rate beyond the percentage(s) in effect on the Closing Date or make any eligibility criteria less restrictive without the consent of each Lender affected thereby; (x) release any Borrower of its obligations hereunder and the other Loan Documents (other than in connection with the Disposition of such Borrower as permitted hereunder) without the consent of all Lenders; or
(xi) subordinate or otherwise change the priority of the security interests or liens of the Administrative Agent to secure the Obligations without the consent of all Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such

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                                                                              99


instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of each Lender, the Agents and each Borrower to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Term Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders or otherwise to share ratably with or with preference to the Revolving Extensions of Credit without the consent of the Majority Revolving Facility Lenders.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrowers and the Agents, as follows and (b) in the case of the Lenders, as set forth on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

         The Borrowers:                 Harvard Industries, Inc.
                                        3 Werner Way, Suite 210
                                        Lebanon, New Jersey 08833
                                        Attention:  Chief Financial Officer
                                        Telecopy:  (908) 236-0071
                                        Telephone:  (973) 437-4100

         with a copy to:                Willkie Farr & Gallagher
                                        787 Seventh Avenue
                                        New York, New York  10019
                                        Attention: Myron Trepper, Esq.
                                        Telecopy:  (212) 728-8111
                                        Telephone: (212) 728-8000

         The Syndication Agent:         Lehman Commercial Paper Inc.
                                        3 World Financial Center
                                        New York, New York 10285
                                        Attention:  Michael O'Brien
                                        Telecopy:  (212) 528-0819

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                                                                             100


                                        Telephone:  (212) 526-0437

         The Administrative Agent:      General Electric Capital Corporation
                                        201 High Ridge Road
                                        Stamford, Connecticut 06927
                                        Attention:  Sue Santos
                                        Telecopy:  (203) 316-7823
                                        Telephone:  (203) 316-7575

         with a copy to:                Hahn & Hessen LLP
                                        350 Fifth Avenue
                                        New York, New York  10118
                                        Attention: Steven Seif, Esq.
                                        Telecopy:  (212) 946-0294
                                        Telephone: (212) 594-7167


provided that any notice, request or demand to or upon the Agents or any Lender shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the either Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 Payment of Expenses. The Borrowers agree (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Agents, (b) to pay or reimburse each Lender and the Agents for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agents and their respective affiliates and their respective officers, directors, trustees, employees, agents, controlling persons and advisors (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrowers or any of their Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any indemnitee against the Borrowers hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or any such other Person which is an officer, director, trustee, employee, agent, controlling person or advisor of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrowers agree not to assert and to cause their Subsidiaries not to assert, and hereby waives and agrees to cause their Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                  (b) Any Lender may, without the consent of the Borrowers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrowers agree that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Syndication Agent, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrowers and the Agents (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by Lehman Commercial Paper Inc. for a period of 180 days following the Closing Date and (y) the consent of the Borrowers need not be obtained with respect to any assignment of Term Loans), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrowers or the Agents is required pursuant to the foregoing provisions, by the Borrowers and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 with respect to Revolving Credit Commitments and Term Loans (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrowers, the Syndication Agent and the Administrative Agent; and provided, further, that the consent of the Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed) shall be required for any assignment of Revolving Credit Commitments. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of the Borrowers shall not be required for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

                  (d) The Administrative Agent shall, on behalf of the Borrowers, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower Representative marked "canceled". The Register shall be available for inspection by the Borrower Representative, the Syndication Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (x) in connection with an assignment involving Lehman Commercial Paper Inc. or (y) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Syndication Agent and the Borrower Representative. On or prior to such effective date, the Borrowers, at their own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such

Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers, as the case may be. Each Lender agrees promptly to notify the Borrower Representative and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of the Administrative Agent and the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Administrative Agent.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower Representative and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgments. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Borrower or on behalf of any Borrower by any agent, consultant, accountant or other representative thereof, pursuant to this Agreement that is designated by such Borrower as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees to comply with the provisions of this Section, (c) any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over it, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  10.15 Release of Collateral Security. Notwithstanding anything to the contrary contained herein or in the Collateral Agreement, upon request of the Borrower Representative, the Administrative Agent shall (without notice to or vote or consent of any Lender) take action having the effect of releasing any Collateral provided for in the Collateral Agreement to the extent necessary to permit consummation, by the relevant Person in accordance with the terms of this Agreement and the other Loan Documents, of any transaction not prohibited hereunder.

                  10.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent and the Syndication Agent a Lender Addendum duly executed by such Lender, the Borrowers and each Agent.

                  10.18 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  10.19 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  10.20 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.21 Maximum Liability. (a) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Borrower (other than Harvard) jointly and severally liable hereunder and the maximum recourse against the Collateral of each Borrower (other than Harvard) hereunder and under the other Loan Documents shall in no event exceed the amount which such Borrower (other than Harvard) can be jointly and severally liable for the Obligations under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 10.22).

                  (b) Each Borrower agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Borrower hereunder without impairing the joint and several liability of such Borrower under this Agreement or affecting the rights and remedies of any Agent or any Lender hereunder.

                  (c) The joint and several liability of each Borrower hereunder shall remain in full force and effect until all Obligations and the joint and several liability of each Borrower with respect thereto shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

                  (d) No payment made by Harvard, any other Borrower, any guarantor or any other Person or received or collected by the Administrative Agent or any Lender from Harvard, any other Borrower, any guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the joint and several liability of any Borrower hereunder which shall, notwithstanding any such payment (other than any payment made by such Borrower in respect of the Obligations or any payment received or collected from such Borrower in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Borrower hereunder until the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

                  10.22 Right of Contribution. Each Borrower hereby agrees that to the extent that a Borrower shall have paid more than its proportionate share of any payment made hereunder whether by cash or by realization upon its Collateral, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower hereunder which has not paid its proportionate share of such payment. Each Borrower's right of contribution shall be subject to the terms and conditions of Section 2.24(d). The provisions of this Section 10.22 shall in no respect limit the obligations and liabilities of any Borrower to any Agent and the Lenders, and each Borrower shall remain liable to the Agents and the Lenders for the full amount such Borrower is jointly and severally liable for hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   HARVARD INDUSTRIES, INC.
                                   DOEHLER-JARVIS, INC.
                                   HARVARD TRANSPORTATION
                                   CORPORATION
                                   DOEHLER-JARVIS GREENEVILLE, INC.
                                   POTTSTOWN PRECISION CASTING, INC.
                                   DOEHLER-JARVIS TECHNOLOGIES, INC.
                                   DOEHLER-JARVIS TOLEDO, INC.
                                   HARMAN AUTOMOTIVE, INC.
                                   HAYES-ALBION CORPORATION
                                   THE KINGSTON-WARREN CORPORATION

                                   By: /s/ D. Craig Bowman
                                       ----------------------------------------
                                       Name:  D. Craig Bowman
                                       Title: Vice President

                                   LEHMAN BROTHERS INC.,
                                   as Arranger

                                   By: /s/ William J. Gallagher
                                       ----------------------------------------
                                       Name:  William J. Gallagher
                                       Title: Authorized Signatory

                                   LEHMAN COMMERCIAL PAPER INC., as
                                   Syndication Agent and as a Lender

                                   By: /s/ William J. Gallagher
                                       ----------------------------------------
                                       Name:  William J. Gallagher
                                       Title: Authorized Signatory

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, as Administrative Agent and as a Lender

                                   By: /s/ Martin Greenberg
                                       ----------------------------------------
                                       Name:  Martin Greenberg
                                       Title: Duly Authorized Signatory